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                                                                      EXHIBIT 18

EXPORT MARKETING AND SHIPPING AGREEMENT

EP INTEROIL, LTD.  (EXPORTER)

AND

SHELL INTERNATIONAL EASTERN TRADING COMPANY (MARKETER)

FINAL EXECUTION FORM

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EXPORT MARKETING AND SHIPPING AGREEMENT

Table of Contents

      1     Definitions and interpretation

            1.1   Definitions

            1.2   Interpretation

            1.3   Consents or Approvals

            1.4   Relationship between Parties

            1.5   Governing Law

            1.6   Waiver

            1.7   Variations

      2     Commencement, term and renewal

      3     General Scheme of Arrangements

            3.1   Effect of this Clause

            3.2   General scheme of arrangements

      4     Exclusive Exporter

            4.1   Grant of rights

            4.2   Undertakings of Exporter

      5     Export

            5.1   Export

            5.2   Purchase of Exported Product

            5.3   Export Permits

      6     Distribution Rights

            6.1   Distribution rights of Marketer

            6.2   Distribution rights of Exporter

            6.3   Exceptions to distribution rights of Marketer.

            6.4   Commission for introduction

      7     Undertakings of the Marketer relating to distribution

      8     Undertakings of the Exporter relating to distribution

      9     Committees

            9.1   Prior to commencement of supply

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EXPORT MARKETING AND SHIPPING AGREEMENT

            9.2   From commencement of normal supply

            10    Ongoing planning

                  10.1  Weekly forecast production and other information.

                  10.2  Shipping report

                  10.3 Marketing plans and development of Term contract arrangements.

            11    Supply of Products to Marketer for distribution

            12    Distribution by open book sales and approvals for such sales

            13    Shell distribution system sales

                  13.1  Supply of Product for Shell Group's own stocks

                  13.2  Excess Product

            14    Standard terms of sale

            15    Nominations for Products

            16    Commission

                  16.1  Commission

                  16.2  Relationship between Nominations and Commission

            17    Insurance

                  17.1  Insurance

                  17.2  Marketer to assist Exporter

            18    Force Majeure

                  18.1  Relief from Obligations

                  18.2  Payments

                  18.3  Notice

                  18.4  Remedy of Force Majeure

                  18.5  Extended Force Majeure..

                  18.6  Mitigation

            19    Limitation of Liability

            20    Notice

                  20.1  Means of Notice

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EXPORT MARKETING AND SHIPPING AGREEMENT

                  20.2  Change of Address

                  20.3  Representatives

            21    Assignment

            21.1  Successors and Assigns

            21.2  Conditions of Assignment

            22    Confidentiality

                  22.1  Non-Disclosure

                  22.2  Exclusions

            23    Dispute Resolution

            23.1  Notice of Dispute

            23.2  Meeting

            23.3  Further alternative dispute resolution

            23.4  Expert

            23.5  Arbitration

            23.6  Enforcement

            23.7  Confidentiality of proceedings

            23.8  Representation

            23.9  Continued Performance of Obligations

            Schedule 1

            Schedule 2

            Schedule 3

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EXPORT MARKETING AND SHIPPING AGREEMENT

Date        MARCH 23rd, 2001

Parties

            EP InterOil, Ltd. incorporated in the Cayman Islands of Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies (the Exporter).

            Shell International Eastern Trading Company owned by Shell Eastern Trading (Pte) Ltd, incorporated in Singapore of Shell House #04-00, UE Square, 83 Clemenceau Avenue, Singapore 239920 (the Marketer).

Recitals

 A InterOil Limited and EP InterOil, Ltd members of the InterOil Group, have constructed or are in the course of constructing a petroleum refinery at Napa Napa, NCD, Port Moresby in Papua New Guinea.

 B All petroleum Products produced at the InterOil Refinery that are in excess of the domestic requirements for those products in Papua New Guinea will be allocated and supplied by InterOil Limited to EP InterOil, Ltd., for export by EP InterOil, Ltd. in accordance with the terms of this Agreement.

 C As InterOil Limited wishes to operate the Refinery at maximum possible capacity; and EP InterOil, Ltd. wishes to supply, export and sell the maximum possible amount of petroleum products allocated for export from Papua New Guinea, at the maximum Effective Netback Price, EP InterOil, Ltd. requires the appointment of a marketer, distributor and shipper of petroleum products able to market, distribute or ship (as the case may be) the allocated amounts of the petroleum products produced at the InterOil Refinery in Papua New Guinea for export from Papua New Guinea by EP InterOil, Ltd.

 D The Shell Group is a major marketer and distributor of petroleum products throughout the world and hell International Eastern Trading Company is that part of the Shell Group best placed to:

            i) enter into these arrangements to market, distribute or ship (as the case may be) the allocated amounts of the petroleum Products produced at the InterOil Refinery that are exported from Papua

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                  New Guinea by EP InterOil Ltd.; and

            (ii) on its reasonable efforts basis, pursue, in the supply and sale of those petroleum Products it purchased from EP InterOil, Ltd. for distribution in the export market, commercial terms that will achieve the highest effective Netback Price (on an FOB (equivalent basis) for EP InterOil, Ltd.

  E EP InterOil, Ltd. has agreed with Shell International Eastern Trading Company to engage Shell International Eastern Trading Company to:

                  i     market, distribute or ship (as the case may be);

                  ii purchase, from EP InterOil, Ltd. as on-supplier and seller; and

                  distribute and sell, all petroleum products produced at the InterOil Refinery that are allocated for export from Papua New Guinea (excluding those that are not separately on-supplied or sold by EP InterOil, Ltd.) and in so doing, to exercise in good faith all reasonable endeavours to maximise economic returns to EP InterOil under terms of this Agreement.

It is agreed as follows.

1     DEFINITIONS AND INTERPRETATION

1.1   DEFINITIONS

As used in this Agreement, the following terms shall have the following meaning:

AFFILIATE with respect to a Party shall mean any Entity directly or indirectly controlling, controlled by, or under common control with the Party. For the purposes of this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of the Entity, whether through the ownership of voting securities or by contract or otherwise. With respect to the Marketer, "Affiliate" or "affiliated company" of Marketer means any company (other than Marketer) which is directly or indirectly affiliated with N.V. Koninklijke Nederlandsche Petroleum Maatschappij and/or The "Shell" Transport and Trading Company p.l.c.

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For the purposes of the foregoing a particular company is directly affiliated with another company if the latter holds fifty percent (50%) or more of the shares or similar entitlements carrying the right to vote at a general meeting (or its equivalent) of the former; and indirectly affiliated with a company (hereinafter in this paragraph called "the parent company") if a series of companies can be specified beginning with the parent company and ending with the particular company, so related that each company is directly affiliated with one or more of the companies earlier in the series.

AGREEMENT means this Export Marketing and Shipping Agreement between Marketer and Exporter.

AUTHORITY means any government or any governmental, semi governmental, city, municipal, civic, administrative, fiscal, statutory or judicial body, instrumentality, department, commission, authority, tribunal, agency or other similar entity. It includes any self regulatory organization established under a statute and any stock exchange.

BASE COMMISSION means, in relation to a Product, that amount specified for that Product in Schedule 1.

COMMISSION means, in relation to a Product, the commission to be paid by the Exporter to the Marketer for a supply of that Product under this Agreement, ascertained in accordance with Clause 16.

CONDITIONS OF PURCHASE means the conditions of purchase set out in Schedule 3, and as varied from time to time by agreement between the Marketer and the Exporter.

CONTRACT YEAR means the year starting on the Refinery Completion Date and each subsequent year under the term of this Agreement starting on the anniversary of the Refinery Completion Date.

CONTROLLER means, in relation to a person's property:

1.    a receiver or receiver and manager of that property; or

2. anyone else who (whether or not as agent for the person) is in possession, or has control, of that property to enforce a Security Interest.

CUSTOMER means a person or Authority other than the Marketer and members of the Shell Group.

DELIVERY PERIOD means the second Month (x + 2) after the Month in which its corresponding Nomination Date falls (x).

DELIVERY POINT means the point at which Product passes the loading hose flange on the manifold of the Tanker at the moorings of the InterOil Facilities.

EARLIEST NOMINATION DATE means the earliest date on which Nominations for Product may be submitted to the Offtake Coordinator as specified in Clause 15.

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EFFECTIVE NETBACK PRICE means, [Deleted for confidentiality].

END USER means, in relation to Products supplied or sold, a person, entity, corporation or Authority that has those Products delivered into its own operational facilities for its own use or delivered into facilities of direct customers of that person or Authority where those customers have a contract for the ongoing supply of those Products with that person or Authority. For the avoidance of doubt, End Users do not include major traders or oil majors including but not limited to the Exxon Mobil Group of Companies, Texaco Group of Companies, Caltex Group of Companies, BP Amoco Group of Companies or Chevron Group of Companies, but do include Shell Group of Companies.

ENTITY means an individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, unincorporated association, nominee, joint venture or other entity.

EPC CONTRACT means the contractual documentation for the construction of the InterOil Refinery.

EPC CONTRACTOR means Clough Engineering Limited or that subsidiary of Clough Engineering Limited, or any contractor, or sub contractor providing work under the EPC Contract to construct the Refinery.

EXCESS PRODUCT means the amount of Products produced at the InterOil Refinery that are in excess of the domestic requirements for those Products in Papua New Guinea and also in excess of committed Term Contracts, and that are available for lifting for further Term Contracts and spot sales by Exporter or Marketer.

EXPORT means, in relation to a Product, supplying or selling that Product into the Export Market.

EXPORT PRODUCTS has the meaning given in Clause 3.2.

EXPORT MARKET means any country, territory or place that is not in Papua New Guinea.

FIRM PROGRAM means the program issued by the Offtake coordinator as specified in Clause 15(h).

FLOOR PRICE (FP) means, in respect of a Product, the floor price for the relevant Product as specified in Schedule 1.

FOB means Free on Board as defined in Incoterms 2000.

FORCE MAJEURE means any of the circumstances described in Clause 18 hereto.

FREIGHT means, in relation to a Product:

1. the cost agreed between the Exporter and the Marketer of transporting that Product to a Customer; or

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EXPORT MARKETING AND SHIPPING AGREEMENT

2.    if not agreed, the actual cost of transporting that Product to a Customer;
      or

3. if an actual cost is not available, and if not agreed the cost calculated in accordance with industry practice and based on market conditions of transporting that Product to the Customer and if necessary verified by an independent expert, to be jointly appointed by the Parties.

INCOTERMS 2000 means the publication `Incoterms 2000' published by the International Chamber of Commerce.

IDENTIFIED means advised by a notice in writing from one Party to the other Party that material discussions are underway for the purpose of supply of Product.

INITIAL TERMINATION DATE has the meaning given in Clause 2(b).

INTEROIL FACILITIES means the facilities at Napa Napa, Port Moresby National Capital District and Central Province Papua New Guinea, on and offshore for the production, transportation and storage of petroleum liquids, including the InterOil Refinery.

INTEROIL GROUP means IOC and its Affiliates.

INTEROIL REFINERY means the refinery for the production and storage of petroleum Products and liquids at Napa Napa, Port Moresby, National Capital District and Central Province Papua New Guinea, owned and/ or operated by InterOil Limited.

IOC means InterOil Corporation, a corporation duly established and existing under the laws of the province of New Brunswick, Canada.

LATEST NOMINATION DATE means the date on which Nominations for Product may be submitted to the Offtake Coordinator as specified in Clause 15 of this Agreement.

LCO means light cycle oil as specified in Schedule 2.

LSWR means low sulphur waxy residue as specified in Schedule 2.

LIABILITIES means claims, losses, liabilities, costs or expenses of any kind.

LOWER FLOOR PRICE means, [Deleted for confidentiality].

MARKETING PLAN has the meaning given in Clause 10.3.

MONTH means a calendar month.

MDO means marine diesel oil, as specified in Schedule 2.

MOPS means "Mean of Platt's Singapore".

NAPHTHA means petroleum liquids with a initial boiling point of 25degC to a final boiling point of 170degC or less, and a maximum (reid) vapour pressure of
12.5 psi, produced from the InterOil Refinery.

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NOMINATED SUPPLY means a supply of Product requested under a Nomination.

NOMINATION means an election made by notification in writing in accordance with Clause 15 by the Marketer or the Exporter (as the case may be).

NOMINATION DATE means the date on which a nomination is made and which is determined by Clause 15 of this Agreement.

NOMINATION PERIOD means the period of time as detailed in Clause 15.

OCEANIA ENVELOPE means [Deleted for confidentiality]

OFFTAKE COORDINATOR means the person appointed by the Exporter to perform the duties specified in Clause 15.

OPEN BOOK PRICE means [Deleted for confidentiality]

PAPUA NEW GUINEA means the territory of The Independent State of Papua New Guinea, including its territorial waters.

PARTY means a Party to this Agreement for the time being and includes its successors and permitted assigns.

PORT OF LOADING means the marine jetty of the InterOil Facilities.

PORT REGULATIONS means any Port regulations for Port Moresby Harbour, by a Government or Governmental appointed body and appropriate marine facility/jetty guidelines for the use of the InterOil Facilities and the InterOil Tanker loading facilities to be issued by Exporter to Marketer by no later than November 30th 2001.

PRODUCTS means all Products, but excluding both Naphtha and LPG, produced by the InterOil Refinery that are specified in Schedule 1 and that are available for export.

PRODUCT DELIVERY means the transfer of risk and title to Product from the Exporter to the Marketer.

REFINER means InterOil Limited.

REFINERY COMPLETION DATE means the date on which Shell Overseas Holdings Limited (being a member of the Shell Group) receives a notice from IOC which:

1. has attached to it a copy of the certificate of practical completion given under the EPC Contract; and

2. contains a certification by a director of IOC that the Refinery has satisfied minimum performance criteria.

A copy of such notice shall also be sent directly to Marketer by IOC.

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REPRESENTATIVE means Marketer's Representative, Marketer's Operational
Representative, Exporter's Representative or Exporter's Operational Representative, as the case may be appointed as such from time to time under Clause 20.3.

SCHEDULED DATE FOR REFINERY COMPLETION means second half of 2002.

SHELL GROUP means NV Koninklijke Nederlandsche Petroleum Maatschappij and The Shell Transport and Trading Company, plc and their Affiliates.

SPECIFICATION means in relation to a Product, the specification for that Product as set out in Schedule 2 or as may be otherwise agreed in writing by Marketer and Exporter from time to time.

SHIPPING REPORT has the meaning given in Clause 10.2.

SUPPLY COMMENCEMENT COMMITTEE has the meaning given in Clause 9.1(b).

TANKER means the tanker or vessel provided by Marketer to lift Product hereunder.

TANKER OWNER means any or all of the owner, despondent owner, charterer or operator of the Tanker.

TARGET PRICE (TP) means, in respect of a Product, the target price for the relevant Product as specified in Schedule 1.

TAX means any taxes or duties and other charges, levies and impositions, assessed or charged, or assessable or chargeable, by or payable to any governmental taxation or excise authority and includes any additional tax or duty, interest, penalty, charge, fee or other amount imposed or made on or in relation to a failure to file a relevant return or to pay a relevant tax or duty.

TENTATIVE NOMINATIONS has the meaning given in Clause 15(d).

TERM CUSTOMER means a customer identified as such in the Marketing Plan and approved as such as per Clause 12.

TERM CONTRACt means a contract between the Marketer (or Exporter) and a Customer for the supply or sale of a Product in the Export Market by the Marketer or Exporter to that Customer and approved under Clause 12(c).

USD means United States Dollar currency.

WORKING DAY means a day other than Saturday Sunday or a day designated by a competent authority in Papua New Guinea as a public holiday applying in Port Moresby.

1.2   INTERPRETATION

      Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

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      (a)   The singular includes the plural and conversely.

      (b)   A gender includes all genders.

      (c) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

      (d) A reference to a person, corporation, trust, partnership, unincorporated body or other Entity includes any of them.

      (e) A reference to a Clause or Schedule is a reference to a clause of, or a schedule to, this Agreement.

      (f) A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document.

      (g) A reference to a Party to this Agreement or another agreement or document includes the Party's successors and permitted substitutes or assigns (and, where applicable, the Party's legal personal representatives).

      (h) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

      (i) A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

      (j) A reference to an agreement includes any undertaking, deed, agreement or legally enforceable arrangement, whether or not in writing, and a reference to a document includes an agreement (as so defined) in writing, or any certificate, notice, instrument or document of any kind.

      (k) The meaning of general words is not limited by specific words introduced by including, or for example, or similar expressions.

1.3   CONSENTS OR APPROVALS

      If the doing of any act, matter or thing under this Agreement is dependent on the consent or approval of a Party or is within the discretion of a Party, the consent or approval may be given or the discretion may be exercised conditionally or unconditionally or withheld by the Party in its absolute discretion unless express provision to the contrary has been made in this Agreement.

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1.4   RELATIONSHIP BETWEEN PARTIES

      (a)   Except as and to the extent expressly provided in this Agreement:

            (i) nothing in this Agreement (including any obligations to consult, communicate, negotiate or otherwise in any way act in good faith) creates or will be deemed to create between:

                  A     the Marketer on the one part; and

                  B     the Exporter on the other part,

                  C any relationship of joint venture, partnership, agency, employment or any other fiduciary relationship of any kind whatsoever;

            (ii) the Marketer has no authority or power to bind, to contract in the name of, or create a liability against the Refiner or the Exporter; and

            (iii) the Exporter has no authority or power to bind, to contract in the name of, or create a liability against the Marketer.

      (b) The Marketer may be described as an authorised dealer or distributor of the Products but may not be described by any party as agent of the Exporter or in any words that may indicate the existence of agency relationship between the Marketer and Exporter.

1.5   GOVERNING LAW

      (a) This Agreement shall be governed by and construed in accordance with the law of England, and for the purposes specifically of Clause 23.6 below the Parties agrees to submit to the jurisdiction of the courts of England.

      (b) The Parties do not intend that any term of this Agreement should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a Party to this Agreement.

      (c) The United Nations Convention on Contracts for the International Sale of Goods of Vienna, 11th April 1980, shall not apply to this Agreement.

1.6   WAIVER

      No waiver of any provision of this Agreement nor consent to any departure therefrom, by either of the Parties shall be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No default or delay on the part of

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      either of the Parties in exercising any rights, powers or privileges hereunder shall operate as a waiver thereof or of any other right hereunder; nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

1.7   VARIATIONS

      This Agreement cannot be modified in any way except in writing and signed by the Parties.

2     COMMENCEMENT, TERM AND RENEWAL

      (a)   This Agreement commences on the date of this Agreement.

      (b) Unless extended under paragraph (c), this Agreement will terminate on the third anniversary of the Refinery Completion Date (the Initial Termination Date).

      (c) Not less than 6 months before the Initial Termination Date, the Exporter and the Marketer must commence negotiations with each other in good faith about the extension of this Agreement and the terms on which such extension may occur. If the Exporter and the Marketer fail to agree on an extension, this Agreement will terminate on the Initial Termination Date.

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3     GENERAL SCHEME OF ARRANGEMENTS

3.1   EFFECT OF THIS CLAUSE

      Due to its generality, this Clause 3 is subject to and must be read in conjunction with all other terms and conditions in this Agreement.

3.2   GENERAL SCHEME OF ARRANGEMENTS

      The Exporter will engage the resources of the Marketer to sell, distribute, market and ship (as the case may be) into the Export Market those Export Products produced by the Refiner in Papua New Guinea allocated for Export from Papua New Guinea (Export Products) by:

      (a) the establishment of committees in accordance with Clause 9 and Nomination procedures in accordance with Clause 15 to, respectively, coordinate and regulate the ongoing marketing, distribution and shipping (as the case may be) of those Products;

      (b) the sale of Products by the Exporter to the Marketer when a Product is to be re-supplied or sold by the Marketer in the Export Market under a Term Contract in accordance with Clause 12;

      (c) the sale of Products by the Exporter to the Marketer or a member of the Shell Group (upon the agreement between them of quantity and price) when the Marketer (or the relevant member of the Shell Group) wishes to purchase a Product for its own stocks for general supply or sale of that Product in the Export Market in accordance with Clause 13.1;

      (d) engaging the Marketer who will use good faith and all reasonable efforts to sell, market, distribute, and ship all available Export Products at the highest Effective Netback Price to Exporter for Export Products;

      (e) the sale of Excess Product to the Marketer (or a member of the Shell Group nominated by the Marketer) in accordance with Clause 13.2;

      (f) engaging the Marketer to develop certain export opportunities for the direct sale of Product by the Exporter, or other members of the InterOil Group to certain Customers in accordance with Clauses 6.3;

      (g) setting incentives for the Marketer to maximise economic returns to the Exporter by:

            (i) providing competitive Nomination and Commission mechanisms in accordance with Clauses 15 and 16; and

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            (ii)  allowing Marketer to optimise freight of Products and Naphtha;

      (h) engaging the Marketer, if the Exporter requests, to ship in accordance with Clause 7.(e) those Products that the Exporter exports and sells directly to an End User under Clause 6.2; and

      (i) engaging the Marketer, if the Exporter wishes, to source, ship to the Refinery, and sell to the Exporter in accordance with Clause 7, product such as LCO or other agreed blendstock for the purposes of blending with Refinery LSWR to make MDO to a required Specification.

4     EXCLUSIVE EXPORTER

4.1   GRANT OF RIGHTS

      The Exporter warrants that it has the exclusive rights during the term of this Agreement to:

      (a) acquire all Product that is not reasonably required by the Refiner to fulfil its PNG domestic obligations in respect of the supply or sale of Products in Papua New Guinea; and

      (b)   export Products from Papua New Guinea.

4.2   UNDERTAKINGS OF EXPORTER

      The Exporter undertakes to the Marketer that the Exporter will:

      (a) supply to the Marketer all quantities of the Products not reasonably required by the Refiner to:

                  (i) fulfil its PNG domestic obligations in respect of the supply or sale of Products in Papua New Guinea; and

                  (ii)  fulfil its own export sales in accordance with clause
                        6.2 (a);

      (b) not supply or sell any Product acquired or produced by Refiner in Papua New Guinea into or in the Export Market other than in accordance with this Agreement; and

      (c)   not supply or sell Products to persons or Authorities:

                  (i) with a view to the supply or sale of those Products in the Export Market; or

                  (ii) where it knows or could reasonably be expected to know that the relevant person or Authority is procuring those Products with

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                        a ultimate view to the supply or sale of those Products
                        in the Export Market.

5     EXPORT TITLE AND RISK

      In respect of all Products produced by the Refiner that are transported from Papua New Guinea for supply or sale into the Export Market, by the Exporter, the export of that Product, will, for the purposes of this Agreement occur at the time when, and at the point where, the title and risk in the relevant Product is transferred from the Exporter to the Marketer at the Delivery Point.

      The Exporter will obtain all necessary export permits and certificates of origin with respect to the export of Products.

6     DISTRIBUTION RIGHTS

6.1   DISTRIBUTION RIGHTS OF MARKETER

      Subject to Clauses 6.2 and 6.3, the Exporter grants to the Marketer during the term of this Agreement:

(a) the exclusive right to market, sell and distribute in the Export Market all Products (excluding MDO); and

(b) the non-exclusive right to market and distribute in the Export Market all MDO,

      in accordance with this Agreement.

6.2   DISTRIBUTION RIGHTS OF EXPORTER

      (a)   Despite Clause 6.1 the Exporter may:

                  (i) sell Product on a Term Contract basis to End Users in the Export Market;

                  (ii)  sell MDO direct to Customers in the Export Market; and

                  (iii) sell Product to Customers other than those defined as
                        End Users, if over any six month period Exporter takes and substantiates the view that Export prices achieved by Marketer are inadequate (e.g. less than 60% of exports have achieved Effective Netback Prices at or above the Target Prices). In this event Exporter may give Marketer at least two months notice, (taking cognisance of the fact that Refinery start-up

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                        uncertainties may hamper Target Price being achieved in
                        the first two months .

      (b) The Exporter may take such steps as it considers necessary or expedient to promote:

                  (i) the marketing of the Products in the Export Market to End Users in accordance with the terms of this Agreement; and

                  (ii)  the distribution of Products under paragraph (a).

6.3   EXCEPTIONS TO DISTRIBUTION RIGHTS OF MARKETER

      (a) Despite Clause 6.1, when Marketer or Exporter identifies a marketing opportunity that may require the Exporter (or another member of the InterOil Group) to sell a Product and deal directly with a Customer or potential Customer (or class of them) in the Export Market, for example when a Party becomes aware of a distribution opportunity in which it would be advantageous or necessary for the Exporter (or a member of the InterOil Group) rather than the Marketer to be the contracting Party to the relevant supply, then both Parties will enter into good-faith discussions to reach agreement on which Party will sell to that Customer.

      (b) The Exporter and the Marketer may from time to time, as contemplated in Clause 6.3(a), agree that the Exporter (or another member of the InterOil Group) sells specified quantities of Product and deals directly with Customers or potential Customers in the Export Market, in which circumstances Clause 6.4 will apply.

6.4   COMMISSION FOR INTRODUCTION

      Notwithstanding Clauses 6.2 (a) and (b), if the Marketer introduces the opportunity for the sale of that Product by the Exporter (or another member of the InterOil Group) to a Customer under Clause 6.3 then:

      (a) the Exporter must disclose to the Marketer the material details of any sale it makes under Clause 6.3, including the relevant Customer, the quantity of Product supplied and the actual price at which it is supplied; and

      (b) Exporter will pay Marketer an amount equal to the Commission calculated under Clause 16 as if the Marketer had made a prior Nomination for that product and Exporter had made no later Nomination.

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7     UNDERTAKINGS OF THE MARKETER RELATING TO DISTRIBUTION

      The Marketer undertakes to the Exporter that the Marketer will:

      (a) exercise in good faith all reasonable endeavours to maximise the economic returns to the Exporter under the arrangements anticipated by this Agreement by pursuing, in the supply and sale by Marketer to Customers of those Products which the Marketer purchases from the Exporter, commercial terms with those Customers, that in turn, under the terms of this Agreement relating to the pricing of Export Products between the Exporter and the Marketer, will achieve the Highest Effective Netback Price for the Exporter.

      (b)   not supply or sell Products to persons or Authorities:

                  (i) with a view to the supply or sale of those Products within Papua New Guinea; or

                  (ii) where it knows or could reasonably be expected to know that the relevant person or Authority is procuring those Products with a view to the supply or sale of those Products within Papua New Guinea.

      (c) Not approach an End User, Identified by the Exporter and not previously Identified by either Party in the Marketing Plan and for which business is likely to be concluded at or above the Target Price, with a view to discussing sale of Product to that End User unless agreed by Exporter.

      (d) Marketer must disclose to the Exporter the material details of a supply it makes under Clause 12, including the relevant Customer, actual price, the quantity of Product supplied and the actual price at which Freight, insurance and other costs are supplied.

      (e) The Exporter may request the Marketer to ship or arrange the carriage of Exporter's own Products on a voyage charter basis and, subject to agreement on a commercial price reflecting actual costs incurred for such carriage or arrangement (which shall include but not be limited to Freight, demurrage and insurance (as the case may be)) and other material terms including those relating to charterparty terms, risk and insurance of the relevant cargo of Product which will be done in good faith and according to Industry practice but always adhering to the Shell Group practices, the Marketer may not unreasonably refuse to carry or arrange the carriage of that cargo (but the Exporter acknowledges that the Marketer may give priority to the carriage of Marketer's own Products, or petroleum products of members of the Shell Group and Products the Marketer (or its nominee that

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EXPORT MARKETING AND SHIPPING AGREEMENT

            is a member of the Shell Group) has purchased from the Exporter and that are being carried for delivery to a Customer). For such Exporter's cargoes where it is mutually agreed that the Marketer shall arrange for their carriage, the Exporter shall pay a commission of USD [Deleted for confidentiality] per barrel.

      (f) Marketer acknowledges the vital importance of the procurement of LCO or other agreed blendstock for the purposes of blending with Refinery LSWR and Marketer agrees to provide all information available to Marketer regarding location, quality, pricing, and freight options for such LCO or blendstock as per Clause 10.3.

      (g) Following consultation with Exporter, Marketer will provide in good faith, on a reasonable efforts basis, procurement and freighting of Light Cycle Oil (or other agreed blendstock) to the InterOil Refinery for the purpose of blending MDO. Quantities likely to be shipped are between 6,000 to 12,000 tonnes. Marketer shall make reasonable endeavours to ensure that deliveries of LCO (or other agreed blendstocks) are, subject to availability at prices acceptable to InterOil, made as frequently as required by InterOil, which is expected to be approximately every four to six weeks.

8     UNDERTAKINGS OF THE EXPORTER RELATING TO DISTRIBUTION

      The Exporter undertakes to the Marketer that the Exporter will not supply or sell Export Products to persons or Authorities:

      (a) other than the Marketer or members of the Shell Group, except as permitted under Clause 6.2 or 6.3;

      (b) with a view to the supply or sale of those Export Products within Papua New Guinea;

      (c) where it knows or could reasonably be expected to know that the relevant person or Authority is procuring those Export Products with a view to the supply or sale of those Export Products within Papua New Guinea; and

      (d) will not approach an End User, Identified by the Marketer and not previously Identified by either Party in the Marketing Plan and for which business is concluded at or above the Target Price, with a view to discussing sale of Export Product to that End User unless agreed by Marketer.

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9     COMMITTEES

9.1   PRIOR TO COMMENCEMENT OF NORMAL SUPPLY OF PRODUCT BY THE INTEROIL
      REFINERY:

      (a) (GENERAL CO-OPERATION) Prior to the Refinery Completion Date the Exporter and the Marketer will use all reasonable endeavours to ensure an orderly introduction of arrangements for the distribution of Products by the Marketer for supply or sale within the Export Market. The generality of this paragraph (a) is not limited by the following terms in this Clause 9.1.

      (b) (FORMATION AND FUNCTIONS OF SUPPLY COMMENCEMENT COMMITTEE) Not less than 12 months before the Scheduled Date for Refinery Completion, the Exporter, and the Marketer will establish a committee with the Refiner (the SUPPLY COMMENCEMENT COMMITTEE) to provide the forum for consultation between the Exporter, the Marketer and the Refiner regarding:

                  (i) the conduct of each Party in relation to the commissioning and start of operations of the Refinery;

                  (ii) policies, programs, plans and agreements for assisting each other in agreed aspects of the commissioning and start of operations of the Refinery;

                  (iii) mechanisms for taking and delivering Product produced in the testing, commissioning and start up phases of the Refinery, including mechanisms for agreeing or otherwise determining quantities, prices and delivery arrangements, before the Refinery Completion Date (which terms, to the extent possible, it is intended by the parties will be as close as is practicably possible to the terms that will apply from the Refinery Completion
                        Date); and

                  (iv) have any other functions relating to the commissioning and start of operations of the Refinery as are agreed between the Exporter, and the Marketer from time to time,

            with respect to the supply of Product by the Exporter to the Marketer.

      (c) (MEETINGS OF SUPPLY COMMENCEMENT COMMITTEE) The Supply Commencement Committee will, unless otherwise agreed by the Exporter and the Marketer, meet not less frequently than:

                  (i) quarterly until 3 months before the projected date of the commencement of regular production of Products by the Refinery; then

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EXPORT MARKETING AND SHIPPING AGREEMENT

                  (ii) monthly until 1 month before the projected date of the commencement of regular production of Products by the Refinery; then

                  (iii) weekly until the Refinery Commencement Date.

      (d) (APPOINTMENT AND POWERS OF REPRESENTATIVES) Each of the Exporter and the Marketer will be entitled by notice to each other to appoint a person as a member of the Supply Commencement Committee and from time to time to remove any person so appointed and to appoint another person in his or her place. The Exporter will be entitled to appoint a second person as a member of the Supply Commencement Committee with the specific purpose of providing relevant information on InterOil Refinery operations. Each of the Exporter and Marketer will also be entitled by notice to each other to appoint any person as an alternate representative for a representative appointed by it and from time to time to remove any person so appointed and to appoint another person in his or her place. An alternate representative shall be entitled to attend any meeting of the Supply Commencement Committee.

      (e) (QUORUM) The quorum for any meeting of the Supply Commencement Committee will be one representative appointed by each of the Exporter and the Marketer.

      (f) (CONDUCT OF MEETINGS) Meetings of the Supply Commencement Committee will be held at the times and places and in accordance with any agendas and other procedural arrangements agreed between the representatives of the Parties.

      (g) (COSTS OF ATTENDANCE AT SUPPLY COMMENCEMENT COMMITTEE MEETINGS) Costs and expenses incurred by the Exporter or the Marketer relating to the attendance of its representatives (including alternates) and advisers at meetings of the Supply Commencement Committee shall be borne by the Exporter or the Marketer respectively.

9.2   FROM COMMENCEMENT OF NORMAL SUPPLY OF PRODUCT BY REFINERY

      (a) (FORMATION AND FUNCTIONS OF SUPPLY COMMITTEE) From the Refinery Commencement Date the Supply Commencement Committee will be deemed reconstituted as a permanent committee (the Supply Committee) which shall provide the forum for consultation between the Exporter and the Marketer for:

                  (i) review, consideration and discussion of ongoing planning and the associated reports issued under Clause 10;

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                  (ii)  review of operating issues arising out of the
                        performance of this Agreement;

                  (iii) consideration of revisions and impact of the planned shutdown and maintenance programs of the Refinery or resources used in distributing Products under this Agreement;

                  (iv) review of shortfall or make-up quantities and to reconcile them, or where necessary to provide for make-up quantities, all in order to bring supplies and deliveries in line with agreed principles;

                  (v) consideration and reconciliation of the Marketer's and the Exporter's requirements for the Products and actual Products production;

                  (vi) if necessary, the review of quality or specifications of Product and adjustment to these and the price formula if agreed;

                  (vii) the review of any matters which may affect the ability of either Party to undertake its obligations under this Agreement;

                  (viii) any other functions relating to the marketing and
                        distribution of Products as are agreed between the Exporter and the Marketer from time to time; and

                  (ix) with respect to the supply of Product by the Exporter to the Marketer.

      (b) (MEETINGS OF SUPPLY COMMITTEE) The Supply Committee will, unless otherwise agreed by the Exporter and the Marketer, meet not less frequently than Monthly.

      (c) (APPOINTMENT AND POWERS OF REPRESENTATIVES) The Exporter and the Marketer will be entitled by notice to each other to appoint a person as a member of the Supply Committee and from time to time to remove that person so appointed and to appoint another person in his or her place. The Exporter and the Marketer will also be entitled by notice to each other to appoint any person as an alternate representative for a representative appointed by it and from time to time to remove any person so appointed and to appoint another person in his or her place. An alternate representative shall be entitled to attend any meeting of the Supply Committee.

      (d) (QUORUM) The quorum for any meeting of the Supply Committee will be one representative appointed by each of the Exporter and the Marketer.

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      (e)   (CONDUCT OF MEETINGS) Meetings of the Supply Committee will be held at the times and places and in accordance with any agendas and other procedural arrangements agreed between the representatives of the Parties.

      (f) (COSTS OF ATTENDANCE AT SUPPLY COMMITTEE MEETINGS) Costs and expenses incurred by the Refiner, Exporter or the Marketer relating to the attendance of its representatives (including alternates) and advisers at meetings of the Supply Committee shall be borne by the Exporter or the Marketer respectively.

10    ONGOING PLANNING

10.1  WEEKLY FORECAST PRODUCTION AND OTHER INFORMATION.

      By the close of business on the Tuesday of each week (or if that Tuesday is a designated public holiday in Port Moresby, the next day that is not a designated public holiday in Port Moresby), the Offtake Coordinator (appointed by the Exporter) will compile and give to each representative of the Supply Committee or its nominees a report which will include, but may not be limited to:

      (a) the daily net production, planned offtakes (which shall include domestic and export Nominations) and inventory forecasts for all Products which are projected to be available for lifting in the current and next succeeding 2 months unless otherwise agreed, and highlighting of any breach of operating limits, eg stock out or tank tops, for each Product. It is anticipated that this will assist in the identification of potential Excess Product for which Exporter or Marketer may nominate. Timing for such nomination will be in accordance with Clause 15 of this Agreement;

      (b) loading windows and Tanker details (where known) assigned to other cargoes loading or discharging at the same primary jetty, eg. firm arrival slots for crude oil import cargoes;

      (c) details of all Nominations made by the Marketer or the Exporter under this Agreement and the anticipated date of delivery of those Products under those Nominations.

      In addition to the above the Offtake Coordinator will advise each member of the Supply Committee as soon as practicable of any:

      (d) material increase or decrease (of 20% or more over any one-week period) in forecasts of production of any Product as advised in Clause 10.1(a);

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EXPORT MARKETING AND SHIPPING AGREEMENT

      (e) operational circumstances that will reduce the capacity of any one of the Product storage tanks at the InterOil Facilities; and at least 60 days written notice of scheduled maintenance to any of the InterOil Facilities (including the loading terminal), or scheduled unavailability of resources which will either impact on production or impose constraints on Marketer's or Exporter's ability to accrue and lift Product.

10.2  SHIPPING REPORT

      The Marketer will supply to each representative of the Supply Committee a shipping report for the subsequent three-month period, which details Tanker movements in the Oceania Envelope. These Tanker movements will include all Tankers owned or controlled by Marketer and shipping market intelligence on any other Tankers in the Oceania Envelope which Marketer considers is relevant to the offtake program of the InterOil Refinery and which Marketer is at liberty to disclose.

10.3  MARKETING PLANS AND DEVELOPMENT OF TERM CONTRACT ARRANGEMENTS.

      (a) The Marketer and the Exporter will on a regular basis consult to develop and produce a marketing plan (in such format and with such detail of content as agreed amongst them) relating to the supply, and sale of Products by the Marketer and the Exporter in the Oceania Envelope under this Agreement (Marketing Plan).

      (b)   The Marketing Plan will include but not necessarily be limited to:

                  (i) the allocation of responsibilities and respective marketing and distribution coverage between the Marketer and the Exporter with a view to coordinating and optimising the supply and sale of Products within the Oceania Envelope to achieve the highest Effective Netback Price for Exporter, in accordance with the arrangements anticipated under this Agreement;

                  (ii) details of any intended marketing or distribution arrangements of the Marketer and the Exporter regarding the sale of Product outside the Oceania Envelope;

                  (iii) approximations of anticipated vessel and freight
                        availabilities (and associated tonnage optimisations) within the Oceania Envelope to market and distribute Products in the Oceania Envelope;

                  (iv) identification in writing of potential Term Customers and End Users by Marketer and Exporter. Prioritisation and marketing

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EXPORT MARKETING AND SHIPPING AGREEMENT

                        approach to those potential Customers eg. joint venture arrangement, Marketer approach or Exporter approach (with a view to preventing more than one Party talking to the same potential Customer) and which shall take into account future long term production forecasts;

                  (v) specific details of arrangements with respect to the marketing of MDO. Exporter and Marketer will Identify potential Customers of MDO and their required specifications (where known) and discuss blendstock options that may be required to meet these specifications. The Parties will further discuss and agree the technical development required on a case by case basis;

                  (vi) Nomination of Term Contract for approval prior to commitment in accordance with Clause 12.

      (c) The Parties will meet on a date to be agreed to discuss the matters detailed in Clause 10.2 with a view to producing the first Marketing Plan by no later than 12 months prior to Refinery Completion Date.

      (d) The Marketing Plan may be replaced or amended by the Marketer and the Exporter upon their mutual agreement at any time.

      (e) A copy of the Marketing Plan (and any replacement of or amendment to it) must be given to or exchanged by each representative of the Supply Committee.

      (f) The Marketing Plan will be continuously reviewed and monitored by the Supply Committee, and the Marketer and the Exporter will use all their reasonable endeavours to ensure their respective activities accord to the extent required with the content of the Marketing Plan.

11    SUPPLY OF PRODUCTS TO MARKETER FOR DISTRIBUTION

      Pursuant to Clauses 12 and 13(a) the Exporter will sell and the Marketer will purchase Products for supply, distribution and sale into the Export Market on the terms set out in Schedule 3 of this Agreement.

12    DISTRIBUTION BY OPEN BOOK SALES AND APPROVAL FOR SUCH SALES.

      (a)   The Marketer will actively seek Customers to enter into Term
            Contracts.

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EXPORT MARKETING AND SHIPPING AGREEMENT

      (b) When the Marketer wishes to enter into a Term Contract with a certain Customer for the supply or sale in the Export Market of certain Products to that Customer, the Marketer may propose that such resupply or sale is made under a Term Contract, in which event the Marketer will notify the Exporter of all material details of the Marketer's anticipated contract with that Customer. For the avoidance of doubt, the material details shall be the identity of the Customer, and the Product grade, quantities, quality, intended delivery details and timing and intended pricing terms of the relevant Products. It is agreed that with respect to the other contractual terms of the proposed Term Contract, the Marketer shall have full discretion. The Exporter shall, within 15 Working Days of receiving that notification (unless otherwise agreed), either

                  (i)   approve those proposed terms; or

                  (ii) reject those proposed terms; provided that the Term Contract Customer has previously been identified and agreed as a priority potential Customer in the Marketing Plan, otherwise the Exporter reserves the right for lengthier consideration to ensure Product availability and pricing terms are favourable for the period of the proposed Term Contract.

      (c) If the Exporter approves the material terms proposed by the Marketer under Clause 12(b) and the Marketer enters into a contract substantially on those terms with the Customer, that contract will be an approved Term Contract.

      (d)   In respect of such Term Contracts:

                  (i) the Marketer undertakes that it will provide a full signed copy of the Term Contract upon request by the Exporter;

                  (ii)  the Exporter undertakes that it:

                        (A) will supply the Marketer with all Products required by the Marketer to supply or sell the Product to the Customer under that Term Contract;

                        (B) has the capacity to fulfil the requirements of that Term Contract;

                        (C) shall accord priority to fulfilling the requirements of all Term Contracts over any Nominations for spot sales, unless Marketer recommends otherwise; and

                        (D) shall pay Marketer an amount equal to the Commission due under Clause 16 in respect of the supply of that product.

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EXPORT MARKETING AND SHIPPING AGREEMENT

      (e) The Marketer shall sell a Product to the Customer under a Term Contract within the price mandate previously agreed for that Product between the Exporter and the Marketer.

      (f) The FOB price to be paid by the Marketer to the Exporter for a Product to be re-supplied or sold to a Customer under a Term Contract shall be the Open Book Price, less any Commission due to the Marketer from the Exporter. For the avoidance of doubt, Open Book sales shall take account of all costs reasonably incurred provided that the risk of such costs being incurred was identified at the time the Term Contract was proposed.

13    SHELL DISTRIBUTION SYSTEM SALES

13.1  SUPPLY OF PRODUCT TO THE MARKETER AS BUYER (FOR SHELL GROUP'S OWN STOCKS)

      (a) The Marketer may make Nominations for Products for its own stocks or the stocks of other members of the Shell Group for general supply or sale of that Product in the Export Market to Customers.

      (b) The price relating to a supply of a Product under this Clause 13.1, will be the price agreed between the Exporter and the Marketer, and Commissions shall apply in accordance with Schedule 1.

      (c) The Marketer and members of the Shell Group are free to supply and resell the Products they purchase under this Clause 13.1 at the prices and on the terms they think fit.

13.2  EXCESS PRODUCT

      (a)   The Marketer must purchase from the Exporter:

            (i) all Excess Product that the Marketer Nominates for under clause 15(f), if that Nomination is subsequently accepted in a Firm Program by Exporter; and

            (ii) the Excess Product that the Marketer is obliged to make a Nomination for under clause 15(i).

      (b) All Products sold under this Clause 13 will be purchased by the Marketer (or at the Marketer's request, by a member of the Shell Group) for its own stocks for general supply or sale of that Product in the Export Market and Marketer shall pay the Exporter a price equal to:

            (i) the Nominated Price for that Product if a nomination was made by the Marketer and accepted by the Exporter; or

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            (ii)  the Floor Price for that Product (excluding Gasoil 0.05%S) or the Lower Floor Price for Gasoil 0.05%S if no Nomination was made by the Marketer.

      (c) The Marketer is free to supply and resell the Excess Product it purchases under this Agreement at the prices and on the terms it thinks fit.

14    STANDARD TERMS OF SALE

      All Products sold by the Exporter and purchased by the Marketer under this Agreement will, unless otherwise agreed between the Parties in relation to a specific supply, be sold and delivered to the Marketer in accordance with the Conditions of Purchase set out in Schedule 3.

15    NOMINATIONS FOR PRODUCTS

      (a) A Nomination for Product must be submitted to the Offtake Coordinator in writing by Marketer or Exporter in accordance with the timing specified in this Clause. Nomination details will include Product/grade, quantity request, a 7-day lifting window and Customer details including Price, which Price will show relativity to MOPS pricing.

            Nominations for spot liftings of Excess Product shall also include the Effective Netback Price and all details available to Marketer.

      (b) The Latest Nomination Date for lifting in the Delivery Period (Month x+2) is:

            (i) the 5th day of Month x for Nominations by any PNG domestic third party, (if that is not a working day, the prior working day);

            (ii) the 8th day of Month x for Nominations by the Exporter, (if that is not a working day, the prior working day); and

            (iii) the 10th day of Month x for Nominations by the Marketer, (if
                  that is not a working day, the next working day).

      (c) The Earliest Nomination Date (such date specified only to provide a basis for the establishment of First Priority Status of a particular Nomination for liftings in the Delivery Period) is:

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EXPORT MARKETING AND SHIPPING AGREEMENT

            (i) for the Marketer, the first working day after the Latest Nomination Date applicable for liftings of Product in Month x+1; and

            (ii) for the Exporter, the first working day after the day stipulated in paragraph (c)(i) above.

      (d) Tentative Nominations (including quality, volume and 7 day date range) for third party domestic lifters will be made on the first day of month x-1, for liftings in the Delivery Period, such that by the Earliest Nomination Date the Parties shall have the best estimate of Excess Product availability or deficits for the Delivery Period. Tentative Nominations for third party PNG domestic lifters remaining in the Program after the 5th of Month x shall be considered firm Nominations for the Delivery Period.

      (e) Nominations for Product delivery in the Delivery Period shall be made within the bounds of the Earliest and Latest Nomination Dates as defined in (b) and (c) above; this Period shall be referred to as the Nomination Period. All Nominations shall be considered tentative and subject to withdrawal by the Parties, until the first working day prior to the Latest Nomination Date. Any Nominations made after this date (ie. on the Latest Nomination Date), or Tentative Nominations not previously withdrawn, shall be considered firm and may not be modified or withdrawn without the agreement of both the Exporter and the Marketer. All Tentative Nominations must be the best indications that the Parties can provide of expected liftings, to enable early identification of stock issues and the most advanced notice to allow formulation of shipping and refinery plans.

      (f) Tentative Nominations for spot sales of Excess Product (eg. Product surplus in the Delivery Period), in addition to volume and 7 day date range, shall include the Effective Netback Price. If such Tentative Nomination by the Marketer is the first tentative nomination made during the Nomination Period and exceeds the Target Price defined for that Product, then that Nomination shall be given first priority status; (ie. the Commission for such lifting shall be payable even in the event that the Exporter later nominates a similar volume with higher Effective Netback Price which results in exclusion of the Nomination with First Priority Status. eg. due to lack of Product availability). For the avoidance of doubt, it is agreed that in the event that the Marketer has already concluded a contract for sale with its Customer and Exporter has approved such sale as contemplated under clause 12, and Marketer nominates for cargo for such sale then the Exporter shall not nominate a competing nomination for the same Nomination Period.

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      (g)   Withdrawal of a nomination with first priority status by a Party during the Nomination Period and not replacing such with a similar volume and equal or higher price during such Period shall render that Party ineligible for first priority status for the next month. No such period of ineligibility shall occur if the reason for withdrawal of a first priority status nomination was not within the reasonable control of that Party.

      (h) An Offtake Coordinator shall be appointed by the Exporter whose role shall be to:

                  (i)   receive Nominations from all Parties;

                  (ii) liaise with the Refiner, Marketer and Exporter and keep them appraised of all developments which can impact on Supply arrangements;

                  (iii) confirm to both the Exporter and the Marketer those
                        Nominations with first priority status;

                  (iv) coordinate with both the Exporter and the Marketer during the period between all the Latest Nomination Dates to target a viable refinery and shipping program, which shall enable the highest Effective Netback Prices for Products for both the Exporter and the Marketer; and

                  (v) develop a Firm Program, published for Months x, x+1 and x+2 on a rolling basis, and made available to the parties by the 15th day of Month x (if not a working day, the following working day) which will confirm whether additional spot sales of Excess Product are required in the Delivery Period and allocation of that sale.

            If, after Latest Nomination Dates have passed, the Refinery Program is adversely affected due to tank tops, and no other means of alleviating such situation can be identified, the Offtake Coordinator may, in consultation with Marketer, insert into the Firm Program for Month X+2 a deemed Nomination on behalf of the Marketer. Such a Nomination by default shall price the Product to the Marketer at the Floor Price for that Product (excluding Gasoil 0.05%S) and at the Lower Floor Price for Gasoil 0.05%S.

      (j) If, for reasons such as, but not limited to, scheduling errors or inaccurate inventory readings, or other prompt changes excluding events or changes caused by Marketer or Marketer's vessel, for month X+1 or X, and the Refinery Program as a consequence requires one or more prompt cargo

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EXPORT MARKETING AND SHIPPING AGREEMENT

            offtakes to avert the risk of tanktops or throughput curtailment, and no other means of alleviating such situation can be identified, the Offtake Coordinator may, in consultation with the Marketer, insert into the Firm Program for Month X+1 or X a deemed Nomination on behalf of the Marketer. Such a Nomination shall be priced to the Marketer at the actual realised FOB Effective Netback Price.(excluding Commission). The Marketer shall use reasonable endeavours to realise the highest possible Price.

            In developing a Firm Program for the Delivery Period, the Offtake Coordinator will determine acceptance and rejection of Nominations according to the following ranking:

                  (i)   Deliveries to PNG domestic third party customers.

                  (ii)  Deliveries to Term Customers.

                  (iii) Spot Sales of Excess Product.

            In establishing such a ranking, the Offtake Coordinator shall be cognisant of the dependence of any Term Contract lifters and spot lifters to whom commitment has been made, and shall allow flexibility within categories a) and b) to the extent that such flexibility is available, to allow optimisation of all sales by the Marketer and/or Exporter. (eg. co-loads, dates, shipping arrangements etc.)

16    COMMISSION

16.1  COMMISSION

      Commission must be calculated and paid by the Exporter to the Marketer when due under this Agreement in accordance with this Clause 16.

16.2 RELATIONSHIP BETWEEN NOMINATIONS AND COMMISSION, AND OTHER CIRCUMSTANCES RESULTING IN COMMISSION

      Amounts of Commission payable will be ascertained as follows:

      (a) Term Contract business, depending on the Party Identifying that business and the Party concluding that business in accordance with
            Schedule 1 Table 1.

      (b) Spot sales of Excess Product, depending on when the Party nominates, in accordance with Schedule 1 Table 2.

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17    INSURANCE

17.1  INSURANCE

      (a) This Clause 17 applies when the Marketer carries or arranges shipping carriage on behalf of the Exporter of either (i) the Exporter's Products or feedstocks or (ii) of the Exporter's Products to the Exporter's Customer and the Exporter has requested that the Marketer arranges marine cargo insurance on the cargo.

      (b) The Marketer shall procure marine cargo insurance with such costs for Exporter's direct account for a value of one hundred and ten percent (110%) of the expected invoice value of the Product, which shall cover the period from the time when the Product passes the Delivery Point, until the time when Product passes the permanent hose connection of the vessel at the port of discharge. Such insurance shall be under the same terms and conditions as a standard marine insurance policy MAR with Institute Cargo Clauses (A), Institute War Clauses (Cargo) and Institute Strikes Clauses (Cargo) attached. All deductibles, excess and exclusions applicable in such insurance policy and Clauses shall be applicable and for the account of the insured party.

17.2  MARKETER TO ASSIST EXPORTER

      If any Product is lost or damaged, the Marketer shall, on the request of the Exporter, assist the Exporter in the processing of the insurance claim with costs for Exporter's account.

18    FORCE MAJEURE

18.1  RELIEF FROM OBLIGATIONS

      No failure or omission to carry out or to observe any of the terms, provisions, or conditions or this Agreement shall give rise to any claim by one Party against the other, or be deemed to be a breach of this Agreement if the same shall be caused directly by:

      (a) war, hostilities, acts of the public enemy or of belligerents, sabotage, blockade, revolution, insurrection, riot or disorder; arrest or restraint of rulers, or peoples, civil and governmental frustration, expropriation, requisition, confiscation or nationalisation;

      (b) embargoes or export or import restrictions; substantial interference by, or restrictions or onerous regulation imposed by civil or military authorities,

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            whether legal or de facto and whether purporting to act under some constitution, decree, law or otherwise;

      (c) Acts of God, fire, earthquake, storm, cyclone, lightning, tidal wave, or perils of the sea;

      (d) accidents of navigation, loss of tanker tonnage due to sinking by belligerents or to governmental taking whether or not by formal requisition;

      (e) unforeseen accidents or mechanical failures resulting in the shut down, decrease of capacity throughput or closing of the InterOil Refinery;

      (f) accidents to or closing of harbours, docks, canals, channels, mooring point, or other assistance to or adjuncts of shipping or navigation;

      (g) rationing or allocation, imposed by applicable law, decree or regulation beyond Exporter control; or any other event, matter or thing wherever occurring, and whether or not of the same class or kind as those set forth, which shall not be reasonably within the control of the Party affected.

18.2  PAYMENTS

      Notwithstanding the provisions of Clause 18.1, Marketer shall not be relieved of any obligations to make payment for Product delivered hereunder.

18.3  NOTICE

      Any Party who is, by reason of Force Majeure, unable to perform any obligation or condition required by this Agreement to be performed shall:

      (a) promptly notify the other Party of the event of Force Majeure and the obligations it cannot perform;

      (b) notify the other Party when the Force Majeure has terminated or abated to an extent which will permit resumption or performance to occur; and

      (c)   notify the other Party when resumption of performance has occurred.

18.4  REMEDY OF FORCE MAJEURE

      Any Party who is, by reason of Force Majeure, unable to perform any obligation or condition required by this Agreement to be performed shall:

      (a) use all reasonable diligence and employ all reasonable means to remedy or abate the Force Majeure as expeditiously as possible

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      (b)   resume performance as expeditiously as possible after termination of the Force Majeure or the Force Majeure has abated to an extent that permits resumption of such performance;

      (c) provided that no Party shall, by virtue of this Clause 18, be required against the will of that Party to adjust or settle any strike, lockout or other labour dispute and provided further that under no circumstances shall Exporter be obligated to replace Product supplies or cargoes lost as a result of an event of Force Majeure.

18.5  EXTENDED FORCE MAJEURE

      If the Force Majeure event is relied upon by the affected Party under this Clause 18 to excuse its failure to perform under this Agreement shall persist for a continuous period of more than one hundred and eight (180) days, then either the other Party as the case may be shall be at liberty to terminate this Agreement by written notice to the Affected Party whereupon both parties shall be discharged from all obligations under this Agreement except for antecedent breaches, if any.

18.6  MITIGATION

      The Party that is prevented from carrying out its obligations under this Agreement as a result of Force Majeure must take all action reasonably practicable to mitigate any loss suffered by the other Party as a result of its inability to carry out its obligations under this Agreement.

19    LIMITATION OF LIABILITY

      Notwithstanding any other provisions in this Agreement, the Parties agree as follows:

      (a) In no event shall a Party to this Agreement make any claim against the other Party or its employees, officers, agents, or consultants on account of any alleged error of judgement made in good faith in connection with its performance under this Agreement

      (b) Neither the Exporter nor the Marketer, shall be liable, one against the other whether in tort or in contract for any consequential, indirect or special losses, punitive, exemplary damages of any kind (including but not limited to loss of profit, loss of use and loss of interest) arising out of or in any way connected

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            with the Agreement, its implementation, performance of or failure to perform the Agreement;

      (c) Notwithstanding Clause 19(b), in the event that the Marketer is liable to the Exporter for breach of Condition 13 due to the late arrival of Marketer's Tanker arising from Marketer's Gross Negligence only, Marketer shall, in addition to the direct damages under Condition 13(d), be liable for any consequential, indirect or special loss, including loss of profit, based on lost refining and marketing margin due to any reduced refinery throughput. Marketer's total liability to the Exporter under this Clause 19(c) and under Condition 13(d), and in respect to a Tanker loading Naphtha as well as Product under this Agreement, shall be limited to a maximum of United States Dollars [deleted for confidentiality] per day (whether in this Agreement or any other agreement in respect of the same Tanker loading this or any other cargo).

      (d) Notwithstanding Clause 19(b), the Marketer shall not be liable to the Exporter for any loss, liability, damage, cost or expense suffered or incurred by the Exporter (to the maximum extent permitted by Law) directly or indirectly arising from or connected with the Marketer's performance, non-performance or malfeasance of its obligations or duties pursuant to its obligations under Clauses 7(e) to (g) inclusive irrespective of the Marketer's fault or negligence unless any such liability, loss, damage, cost or expense results from the Marketer's Gross Negligence.

      (e) In relation to Clause 19(d) above, the Exporter hereby agrees to indemnify and hold the Marketer harmless in respect of all claims, liabilities losses, damages, costs and expenses incurred by a third party directly or indirectly arising from or connected with the Marketer's performance, non-performance or malfeasance of its obligations or duties pursuant to its obligations under Clauses 7(e) to (g) inclusive irrespective of the Marketer's fault or negligence unless any such liability, loss, damage, cost or expense results from the Marketer's Gross Negligence.

      (f) In relation to Clause 19(d) and (e) above, in the event that the Marketer is liable to the Exporter, Marketer's total liability to the Exporter under this Agreement for its breach of its obligations under Clauses 7(e) to (g) inclusive shall be limited to the aggregate of the total fees earned in relation to services rendered under Clause 7(e) to (g) inclusive.

      (g) Nothing herein shall derogate from a Party's obligations to act in good faith and mitigate and minimise costs and damages for which the other Party may be liable under this Agreement.

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      (h)   "Gross Negligence" means any act or omission done or omitted to be done intentionally or with reckless disregard for any damage or loss such action or omission causes or may cause or which could have been reasonably foreseen to be caused.

20    NOTICE

20.1  MEANS OF NOTICE

      All notices, statements and other communications to be given, submitted or to be made under this Agreement shall be sufficiently given if in writing and sent either:

      (a)   by hand or courier; or

      (b)   by facsimile with receipt acknowledged,

      to the address or facsimile numbers specified in this Agreement under Clause 20.3.

20.2  CHANGE OF ADDRESS

      A Party may change its address for the purposes set forth in Clause 20 upon giving 15 days prior written notice to the other Party.

20.3  REPRESENTATIVES

      (a) Each Party hereby appoints the Representatives specified in this Clause 20.3.

      (b) A Party may change its Representatives by notice to the other Party, and the Exporter may nominate an agent to act for the Exporters Representative in certain matters, which notice shall be given to the Marketer.

      (c) All notices, statements and other communications given, submitted and made under this Agreement by the Marketer or by the Exporter or by the Refiner from time to time or at any time under this Agreement may be given and received by a single notice by a Representative, such notice being effective notice to or from the relevant Party.

      Exporter's Representatives

      The Exporter's Representative and its address and facsimile number are:

      Managing Director
      E.P. InterOil, Ltd
      25025 I-45 North, Suite 420

      The Woodlands, Texas 77387, USA
      Telephone: (281) 292-1800

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      Facsimile: (281) 292-0888
      Attention: Christian Vinson

      Marketer's Representatives

      The Marketer's Representative and its address and facsimile number are:

      NAME: Head of Operations, Chemical Feedstocks
      Attn: WAYNE KHOO  ST114
      TEL   +65 384 8745
      FAX NO: +65 384 8548
      TELEX NO: RS20196

      Authority of the Representatives

      The Representatives shall have the following authority:

                  (A) to make agreements concerning the administration or procedures under the Agreement; and

                  (B) to render any invoice, Bill of Lading or other documentation as required by the Agreement.

21    ASSIGNMENT

21.1  SUCCESSORS AND ASSIGNS

      Subject to this Clause 21, the Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns.

21.2  CONDITIONS OF ASSIGNMENT

      This Agreement shall not be assignable by either Party without the assignee entering into a covenant in writing with the non-assigning Parties, in a form acceptable to the non-assigning Parties such acceptance not to be unreasonably withheld, to be bound by the provisions of the Agreement as if it were a Party to the Agreement.

22    CONFIDENTIALITY

22.1  NON-DISCLOSURE

      Neither Party ("Disclosing Party") may in the absence of prior written consent either before or for a period of 3 years after termination of this Agreement divulge or suffer its employees, consultants, agents or representatives to divulge to any person (other than to those of its officers, employees, consultants, agents or representatives who reasonably require the information to enable them to properly

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      perform their duties) any of the contents of this Agreement or any other information concerning the operations, dealings, transactions, contracts or commercial or financial affairs of the other Party ("Owning Party").

22.2  EXCLUSIONS

      The restrictions imposed by Clause 22.1 do not apply to the disclosure of information:

      (a) to any Affiliate or bona fide intended assignee of the Disclosing Party upon obtaining a similar undertaking of confidentiality from that Affiliate or assignee in favour of both Parties;

      (b) to independent consultants, legal counsel and contractors of the Disclosing Party whose duties reasonably require disclosure provided those consultants, legal counsel and contractors have made a similar undertaking of confidentiality to the Disclosing Party;

      (c) to any bank or financial institution from whom the Disclosing Party is seeking or obtaining finance, provided those banks or institutions have made a similar undertaking of confidentiality to the Disclosing Party;

      (d) to the extent required by any applicable laws or regulations having jurisdiction over the Disclosing Party; or by the regulations of any recognised stock exchange on which are listed for quotation shares in the capital of the Disclosing Party or any Affiliate of the Disclosing Party; or in a prospectus issued by the Disclosing Party or an Affiliate of the Disclosing Party as required by securities laws governing the Disclosing Party or such Affiliate; or to the extent required for the purpose of any litigation arising from this Agreement; provided that if the Disclosing Party is served with any notice, demand, request, subpoena or other proceedings seeking discovery, disclosure or production of this Agreement or any information which has been previously disclosed to the Disclosing Party and which is proprietary to the Owning Party, then the Disclosing Party shall:

                  (i) forthwith give a copy of the notice, demand, request, subpoena or other proceedings to the Owning Party;

                  (ii) comply with any reasonable directions issued by the Owning Party in respect of the protection or dissemination of such information, documentation and agreements (whether or not confidential);

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                  (iii) upon receiving notice from the Owning Party, accept and give effect to, as far as is possible, any reasonable representation from the Owning Party in regard to the conduct of any negotiations, dissemination or proceedings relating to such information, documentation and agreements (whether confidential or not); and

                  (iv) not otherwise do anything to prejudice the protection of such information, documentation or agreement or which is inconsistent with paragraphs 1-3 inclusive above; or

      (e) to the extent that the same has become generally available to the public.

23    DISPUTE RESOLUTION

23.1  NOTICE OF DISPUTE

      The Party claiming that a dispute, controversy or claim has arisen shall give notice to the other Party identifying such dispute, controversy or claim and designating its representative in negotiations, being a senior officer of the Party with authority to settle the matter, and the other Party shall promptly give notice in writing designating its representative in negotiations with similar authority.

23.2  MEETING

      Within 10 days of the notice of dispute, the senior officers of each disputant shall meet to seek to resolve the matter.

23.3  FURTHER ALTERNATIVE DISPUTE RESOLUTION

      If the dispute, controversy or claim is not resolved by the senior officers within such period of 10 days, the Parties shall, within a further 10 days, seek to agree the process for resolving the matter through means other than litigation, such as further negotiations, mediation or conciliation and on:

      (a) the procedure and timetable for any exchange of documents and other information relating to the dispute, controversy or claim;

      (b) procedural rules and a timetable for the conduct of the selected mode of proceedings; and

      (c) the procedure for selection and remuneration of any mediator who may be employed by the Parties.

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23.4  EXPERT

      If the Parties agree that the matter should be referred to an expert for resolution, the following procedure shall apply unless otherwise agreed by the Parties:

      (a) either Party shall notify ("Initial Notice") the other Party of the matter it wishes to be resolved including the name of the person whom it nominates as the expert;

      (b) the recipient of the Initial Notice shall notify the other Party ("Reply") within 3 days if it does not accept the person so nominated and make a nomination of the person it proposes to be the expert;

      (c) if the Parties are not able to agree on the appointment of the expert within 7 days of the Initial Notice, either Party may request the Chairman of the Australian Institute of Petroleum to appoint a person qualified by education, experience and training in the subject matter in dispute to be the expert;

      (d) the expert so appointed shall promptly fix a reasonable time and place for receiving submissions or information from the Parties or from any other persons that the expert may think fit and the expert may make such further enquires and require such other evidence as he or she may consider necessary for determining the matter and shall in accordance with this Agreement determine the matter with all due diligence and speed;

      (e) the expert shall not be deemed not to be an arbitrator but shall render his decision as an expert;

      (f) the determination of the expert shall be final and binding upon the Parties save in the event of fraud, mistake or miscarriage;

      (g) each Party shall bear the costs and expenses of all counsel, witnesses and employees retained by it but the cost and expenses of the expert shall be apportioned between the Parties in such proportions as the expert shall in the circumstances consider proper; and

      (h) if an expert appointed has not arrived at a determination within a period of 30 days from the date of appointment, either Party may upon giving notice to the other, terminate the appointment and a new expert shall be appointed and the point of difference determined in accordance with the provisions of this Clause.

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23.5  ARBITRATION

      If either of the Parties does not agree that the dispute be resolved pursuant to Clause 23.4 then the dispute shall be resolved by arbitration, and the arbitration shall be:

      (a)   governed by English law;

      (b) carried out under the United Nations Commission on International Trade Law Arbitration rules and regulations (UNCITRAL);

      (c) conducted and presided over by a single arbitrator appointed by the London Court of International Arbitration (LCIA);

      (d) held in London, England and the language of the arbitration shall be English;

      (e)   empowered to order interest and costs under an award; and

      (f)   binding on all parties under arbitration.

23.6  ARBITRATION VENUE AND ENFORCEMENT

      Any Party to the dispute under arbitration may commence proceedings or take any action it deems necessary in the jurisdiction referred to in Clause 1.5(a) above to enforce a decision of the arbitrator whether pursuant to:

      (a)   the general law or legislation of the jurisdiction;

      (b) the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards 1958; or

      (c)   any other treaty making enforcement possible.

23.7  CONFIDENTIALITY OF PROCEEDINGS

      Any dispute resolution procedure, other than litigation and any determination shall be kept confidential between the Parties.

23.8  REPRESENTATION

      The Parties may be represented by legal counsel in any dispute resolution procedure. Each Party shall bear the costs and expenses of all counsel; witnesses and employees retained by it but the cost and expenses of the mediator shall be apportioned equally between the Parties.

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23.9  CONTINUED PERFORMANCE OF OBLIGATIONS

      The referral of a matter to dispute resolution under this Clause 23 shall not affect the obligations of the Parties in accordance with the terms and conditions of this Agreement.

EXECUTION PAGE

      EXECUTED by EP INTEROIL, LTD                )

                                                  )

                                                  )

                                                  ) Authorised Signature

                                                  )

                                                  )

                                                  )

                                                  ) Name: Phil E. Mulacek

                                                  )

      Date:                                       ) Designation: Director

                                                  )

                                                  )

                                                  )

                                                  )

                                                  )

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EXECUTION PAGE

EXECUTED by SHELL INTERNATIONAL
EASTERN TRADING COMPANY owned by SHELL
EASTERN TRADING (PTE) LTD.                         )

                                                   )

                                                   ) Authorised Signature

                                                   )

                                                   )

                                                   )

                                                   ) Name:

                                                   )

Date                                               ) Designation:

                                                   )

                                                   )

                                                   )

                                                   )

                                                   )

                                                   )


                                    PAGE 43
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SCHEDULE 1

SUMMARY TABLE OF COMMISSIONS FOR TERM BUSINESS AND TENDERS

TYPE OF SALE                                                                                       COMMISSION PAYABLE
--------------------------------------------------------------------------------                   ----------------------------
a) Shell Identifies business and Shell concludes business (Shell or Third Party)      CP>TP        [deleted for confidentiality]
                                                                                      FP<CP<TP
                                                                                      CP=PF

b) Shell Identifies business and InterOil concludes (on behalf of Shell)                           [deleted for confidentiality]

c) InterOil Identifies business and Shell concludes                                   CP>TP
Shell provides Freight or Shell on sells on a C&F basis                               CP<TP        [deleted for confidentiality]
                                                                                      CP>TP


d) Shell Identifies business (Shell or Third Party) first and InterOil                CP<TP        [deleted for confidentiality]
concludes at higher price

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2.    SUMMARY TABLE OF COMMISSIONS FOR SPOT SALES

FIRST NOMINATOR              FOB PRICE                   SECOND NOMINATOR                              COMMISSION
a) Shell nominates first     FP < or = NP < or = TP      InterOil does not nominate higher price       [deleted for confidentiality]
                                                         InterOil nominates higher price

b) Shell nominates first     NP > or = TP                InterOil does not nominate higher price       [deleted for confidentiality]
                                                         InterOil nominates higher   price

c) InterOil nominates first  FP < or = NP < or = TP      Shell does not nominate higher price          [deleted for confidentiality]
                                                         Shell nominates higher price
                                                         a) Shell nominates price < or = TP
                                                         b) Shell nominates price > or = TP

d) InterOil nominates first  NP > or = TP                Shell does not nominate higher price          [deleted for confidentiality]
                                                         Shell nominates higher price

For Table 2: Shell Nominates means Shell or Third Party Business

3.    SUMMARY TABLE FOR PRICING AND FIXED COMMISSION

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
                       FIXED
PRODUCT              COMMISION                LOWER FLOOR PRICE              FLOOR PRICE (FOB)               TARGET PRICE (FOB)
------------------   ---------         ------------------------       ------------------------         -----------------------------
ULP                  [deleted for                                      [deleted for confidentiality]   [deleted for confidentiality]
91 RON               confidentiality]
meeting  Australia
spec
or other mutually
agreed grade

JET/KERO             [deleted for                                      [deleted for confidentiality]   [deleted for confidentiality]
                     confidentiality]

GASOIL / 0.05%S      [deleted for       [deleted for confidentiality]. [deleted for confidentiality]   [deleted for confidentiality]
Meeting  Australia   confidentiality]
spec

GASOIL .0.5%S        [deleted for                                      [deleted for confidentiality]   [deleted for confidentiality]
                     confidentiality]

MDO                  [deleted for                                      [deleted for confidentiality]   [deleted for confidentiality]
                     confidentiality]

LSWR                 [deleted for                                      [deleted for confidentiality]   [deleted for confidentiality]
                     confidentiality]

      Notes

For purposes of Table 1, identification of business means the notification in writing tabled at a marketing planning meting as per Clause 10.2.b.

The following will apply for sales of Gasoil 0.05% S only:

1 For sales of 0.05%S Gasoil above the Floor Price the Commission set out in Tables 1 and Table 2 will apply.

2. If there are no Nominations above the Floor Price and Marketer Nominates first bet ween the Floor Price and the Lower Floor Price

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then the Fixed Commission for Gasoil will apply .

3 If InterOil nominates first between the Lower Floor Price and the Floor Price and Shell does not subsequently Nominate a higher price then nil commission will be paid by Exporter to Marketer.

[deleted for confidentiality].

                                  PAGE 47 OF 3
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PRODUCT: AUSTRALIAN UNLEADED MOTOR FUEL

Method               Test                                        Specification
ASTM D3606           Benzene content, % vol                      3.5 max.
Visual               Colour                                      Purple (1) to Bronze
ASTM D130            Corrosion, copper strip, 3 hrs @50 deg C    1 max.
ASTM D1298 or D4052  Density @ 15 deg C kg/l                     Report
                     Distillation:                               Class A*
                     10% evaporated, deg C                       60 max
                     50% evaporated, deg C                       74 min
                     50% evaporated, deg C                       110 max
                     90% evaporated, deg C                       180 max
                     E.P., deg C                                 220 max
ASTM D86             Residue, % vol                              2 max
IP 30                Doctor test (3)                             Negative
Calculated           FVI                                         See attached schedule
ASTM D381            Gum, existent, mg/l                         40 max
ASTM D3237           Lead content, mg/l @ 15 deg C               5 max.
ASTM D2700           Octane number, motor                        82 min.
ASTM D2699           Octane number, research                     91 min.
ASTM D525            Oxidation stability, minutes                360 min.
ASTM D3231           Phosphorus content, mg/l @ 15 deg C         1.3 max
ASTM D323            Reid Vapor Pressure, kPa                    Report
ASTM D3120           Sulphur content, % mass                     0.05 max.
ASTM D2276           Particulates, mg/l                          3 max (4)
Visual               Appearance                                  Clear & Bright
                     Aromatics                                   20min to 48max (ave 45%)
                     Oxygenates                                  0.5%volume max
                     Olefins                                     20%max(ave18%max by Vol)

NOTES: Steam cracked Naphtha Nil,
Purple is defined as: at least equivalent on visual inspection to a 6.0 mg/l solution of Mortons Automate Purple B in Iso octane.

Alternatively, a maximum value for mercaptan sulphur of 20 mg/kg as S by ASTM D3227 shall apply.

EXPORT MARKETING AND SHIPPING AGREEMENT

PRODUCT: AUSTRALIAN UNLEADED MOTOR FUEL

PETROL VOLATILITY TABLES

      Table 1 : Petrol Product Distribution Regions

IRIS           MAIN REGION                       TERMINALS INCLUDED
               NSW Low Volatility Zone,
ULPNL          ACT                               Parramatta, Newcastle
ULPNC          New South Wales Country           Parramatta, Newcastle
ULPNT          Northern Territory                Darwin, Townsville (Oct -Mar)
                                                 Gladstone, Mackay, Cairns,
ULPQN          Queensland - North                Townsville (Apr - Sep)
ULPQS          Queensland - South                Pinkenba
ULPSA          South Australia                   Birkenhead, Port Lincoln
ULPTS          Tasmania                          Devonport, Hobart
ULPVC          Victoria                          Newport, Geelong
ULPWC          Western Australia - Central       Geraldton
ULPWN          Western Australia - North         Port Hedland, Dampier,
                                                 Broome
ULPWP          Western Australia - Perth         North Fremantle
ULPWS          Western Australia - South         Albany, Esperance

EXPORT MARKETING AND SHIPPING AGREEMENT

Table 2 : Petrol Flexible Volatility Index Controls

IRIS      Jan    Feb    Mar    Apr    May    Jun     Jul  Aug    Sep    Oct    Nov     Dec
----      ---    ---    ---    ---    ---    ---     ---  ---    ---    ---    ---     ---

ULPNL See Note 1 (on this page)

2000      67     67     67/102 107    114    120     120  117    110    105    102/62  62
2001 +    62     62     62/102 107    114    120     120  117    110    105    102/62  62
ULPNC     98     100    102    107    114    120     120  117    110    105    102     98
ULPNT     90     94     98     102    102    102     100  98     96     92     90      90
ULPQN     96     98     102    105    108    110     108  106    103    98     96      96

ULPQS  See Note 1 (on this page)

2000      98     100    104    108    113    116   116    112    108    104    100/76  76
2001      76     98     76/104 108    113    116   116    112    108    104    100/76  76
2002      76     76     76/104 108    113    116   116    112    108    104    100/67  67
2003 +    67     67     67/104 108    113    116   116    112    108    104    100/67  67

ULPSA     67     67     67/97  104    114    119   119    114    109    100    95/67   67
ULPTS     106    106    112    117    124    127   127    125    121    117    114     110
ULPVC     95     96     102    110    119    124   125    121    116    109    104     99
ULPWC     92     94     98     106    112    118   114    112    108    100    94      92
ULPWN     90     92     94     96     104    108   104    100    94     88     88      88

ULPWP see Note 2 (on this page)

2000      72     72     72     72/107 112    118   119    118    114    108/67 67      67

EXPORT MARKETING AND SHIPPING AGREEMENT

2001+     67     67     67     67/107 112    118   119    118    114    108/67 67      67
ULPWS     100    100    108    116    120    122   122    120    118    110    106     100

EXPORT MARKETING AND SHIPPING AGREEMENT

PRODUCT: UNLEADED MOTOR FUEL

Method                  Test                                         Specification
ASTM D3606              Benzene content, % vol                       5.0 max.
Visual                  Colour                                       Purple (1)
ASTM D130               Corrosion, copper strip, 3 hrs @50 deg C     1 max.
ASTM D1298 or D4052     Density @ 15 deg C kg/l                      Report
ASTM D86                Distillation:                                Class A*
                        10% evaporated, deg C                        65 max
                        50% evaporated, deg C                        77 min
                        50% evaporated, deg C                        115 max
                        90% evaporated, deg C                        183 max
                        E.P., deg C                                  228 max
                        Residue, % vol                               2 max
IP 30                   Doctor test (3)                              Negative
Calculated              FVI                                          96 max
ASTM D381               Gum, existent, mg/l                          40 max
ASTM D3237              Lead content, mg/l @ 15 deg C                13 max.
ASTM D2700              Octane number, motor                         82 min.
ASTM D2699              Octane number, research                      91 min.
ASTM D525               Oxidation stability, minutes                 240 min.
ASTM D3231              Phosphorus content, mg/l @ 15 deg C          1.3 max
ASTM D323               Reid Vapor Pressure, kPa                     Report
ASTM D3120              Sulphur content, % mass                      0.05 max.
ASTM D2276              Particulates, mg/l                           3 max (4)
Visual                  Appearance                                   Clear & Bright
                        Aromatics                                    20-48max, avg 45% max
                        Oxygenates                                   0.5% vol max
                        Olefins                                      20%max (ave 18%) by vol

Notes: Steam Cracked Naphtha Nil.

Purple is defined as: at least equivalent on visual inspection to a 6.0 mg/l solution of Mortons Automate Purple B in Iso octane.

Alternatively, a maximum value for mercaptan sulphur of 20 mg/kg as S by ASTM D3227 shall apply.

As outlined in AIP guidelines issued May 1994.

EXPORT MARKETING AND SHIPPING AGREEMENT

ISSUE 18 - NOVEMBER 1999

Supersedes Issue 17  - October 1998

         AVIATION FUEL QUALITY REQUIREMENTS FOR JOINTLY OPERATED SYSTEMS
                                    (AFQRJOS)

This document has the agreement of: AGIP, BP, CALTEX, ELF, ESSO, KUWAIT PETROLEUM INTERNATIONAL, MOBIL, SHELL, STATOIL, TEXACO AND TOTAL. The Aviation Fuel Quality Requirements for Jointly Operated Systems (AFQRJOS) for Jet A-1 represent the most stringent requirements of the following two specifications:

            (A) British Ministry of Defence Standard DEF STAN 91-91/Issue 3 (DERD 2494) of 12 November 1999 for Turbine Fuel, Aviation "Kerosene Type", Jet A-1, NATO Code F-35, Joint Service Designation AVTUR.

            (B) ASTM Standard Specification D 1655 - 99 for Aviation Turbine Fuels "Jet A-1".

Jet fuel which meets the AFQRJOS is usually referred to as "Jet A-1 to Check List", or "Check List Jet A-1" and, by definition, meets both of the above specifications.

The IATA Guidance material which was previously included in the AFQRJOS, has now been republished as a guide to international grades of jet fuel. This is a very useful document covering fuel grades, test methods, additives etc. This document, which still incorporates airline particulate and water limits in Part 3, is available from IATA.

THE AVIATION FUEL QUALITY REQUIREMENTS FOR JOINTLY OPERATED SYSTEMS FOR JET A-1 ARE DEFINED IN THE FOLLOWING TABLE WHICH SHOULD BE READ IN CONJUNCTION WITH THE NOTES ON PAGE 3 OF THIS DOCUMENT. THE NOTES HIGHLIGHT SOME OF THE MAIN ISSUES CONCERNING THE SPECIFICATION PARAMETERS. IT SHOULD BE STRESSED THAT CONFORMANCE TO AFRQRJOS REQUIRES CONFORMANCE TO THE DETAIL OF BOTH SPECIFICATIONS LISTED ABOVE, NOT JUST THE FOLLOWING TABLE.

EXPORT MARKETING AND SHIPPING AGREEMENT

JOINT FUELLING SYSTEM CHECK LIST FOR JET A-1  ISSUE 18 - NOVEMBER 1999
                                              Supersedes Issue 17 - October 1998

Embodying the most stringent requirements in the following specifications for the grade shown: (a) British MoD DEF STAN 91-91/Issue 3, dated 12 November 1999, Jet A-1. (b) ASTM D 1655 -99, Jet A-1.


PROPERTY                                  LIMITS                 TEST METHOD               REMARKS
                                                               IP          ASTM
--------                             ------------------        -------------------       -----------------
APPEARANCE                           Clear, bright and
                                     visually free
                                     from solid matter
                                     and undissolved
                                     water at normal
                                     ambient temperature
COMPOSITION                                                                              See 1
   Total Acidity, mg KOH/g  max      0.015                       354      D3242
   Aromatics, % vol.        max      25.0                        156      D1319
   Sulfur, Total, % mass    max      0.30                        107      D1266 or       or D4294 or D1552
   Sulfur, Mercaptan, % mass max     0.0030                      342      D2622          or D5453
       OR Doctor Test                Negative                             D3227
   Hydroprocessed components in      Report (incl. 'nil'                  D4952          See 2
batch, % vol.                        or '100%)                                           See 3
   Severely hydroprocessed           Report (incl. 'nil'
components, % vol                    or '100%)

EXPORT MARKETING AND SHIPPING AGREEMENT

VOLATILITY
   Distillation                                                           D86
    Initial Boiling Point,(0)C       Report
    Fuel Recovered
     10% vol. at(degree)C   max      205
     50% vol. at(degree)C            Report
     90% vol. at(degree)C            Report
    End Point,(degree)C     max      300
    Residue, % vol.         max      1.5
    Loss, % vol.            max      1.5
   Flash Point,(degree)C    min      38                          303      D3828          See 4
   Density at 15(degree)C,           775 min to 840 max          160 or   D1298 or
kg/m(3)                                                          365      D4052

FLUIDITY
   Freezing Point, (degree)C max     - 47                                 D2386
                                                                                         or D5901 or D4305
     Viscosity at -20(degree)C, cSt  8.0                         71       D445           (see 5 ) or D5972
(mm(2)/max

COMBUSTION
   Specific Energy, net, MJ/kg       42.8                        81       D4529          or D3338 or D4809
min                                  25                          57       D1322
   Smoke Point, mm          min
       OR                            19                          57       D1322
   Smoke Point, mm          min      3.0                                  D1840
    AND Naphthalenes, % vol. max
CORROSION
   Corrosion, Copper,
classification              max      1                           154      D130
    (2h at 100(degree)C)

EXPORT MARKETING AND SHIPPING AGREEMENT

STABILITY

   Thermal Stability (JFTOT)
Control Temp. 260(degree)C
                                     25.0
Filter Pressure Differential,        Less than 3, no
mm Hg                       max      'Peacock' or
                                     'Abnormal' colour
Tube Deposit
Rating (Visual) max  deposits                                    323      D3241

CONTAMINANTS
   Existent Gum, mg/100mL   max      7                           131      D381
   Water Reaction                                                         D1094
    Interface Rating        max      1b                                   D3948         See  6
   Microseparometer (MSEP),
rating                               70
    Fuel with Static Dissipator      85
Additive
min
         OR

    Fuel without Static
Dissipator Additive         min

CONDUCTIVITY
   Electrical Conductivity, pS/m     50 min to 450 max           274      D2624         See 7

LUBRICITY
   BOCLE wear scar diameter,  mm     0.85                                 D5001          See 8
max

EXPORT MARKETING AND SHIPPING AGREEMENT

ADDITIVES  (Names and approval
code from DEF-             STAN
91-91/3 should be quoted on
quality certs).

ANTIOXIDANT, mg/L
    in Hydroprocessed  &             17.0 min to 24.0 max                                See 9
synthetic Fuels                      24.0

(Mandatory)
    in Non-hydroprocessed Fuels      5.7                                                 See 10
(Optional) max

   METAL DEACTIVATOR, mg/L
(Optional) max

   STATIC DISSIPATOR,    mg/L                                                            See 11
    First Doping Stadis 450 max

Re-doping 3.0

Antioxidants are mandatory in hydroprocessed fuels and          Corrosion inhibitor/lubricity improver
synthetic fuels and MUST be added immediately after             is not permitted unless agreed by all the participants in a joint
processing.                                                     system.

The types and concentrations of all additives used,             Fuel System Icing Inhibitor is not permitted
including 'nil' additions, are to be shown on refinery          unless agreed by all the participants in a joint
Certificates of Quality and other quality documents.            system.

EXPORT MARKETING AND SHIPPING AGREEMENT

         JOINT FUELLING SYSTEM CHECK LIST     ISSUE 18 - NOVEMBER
                     JET A-1                  Supersedes Issue 17 - October 1998

MAIN TABLE REMARKS

1. Attention is drawn to DEF STAN 91-91 Issue 3 which approves the Semi-Synthetic Jet Fuel (SSJF) produced by SASOL Oil under approval reference FS (Air)ssjet/1. For SSJF additional testing requirements apply and reference should be made to Issue 3 of DEF STAN 91-91. This particular semi synthetic fuel meets the requirements of this Issue of Check List.

2. The Doctor Test is an alternative requirement to the Sulphur Mercaptan Content. In the event of conflict between the Sulphur Mercaptan and Doctor Test results, the Sulphur Mercaptan result shall prevail.

3. The need to report the % vol. of hydroprocessed fuel (including "nil" or "100%" as appropriate) on refinery Certificates of Quality for Jet A-1 to Check List derives from Annexes A.1.1 to A.1.3 in DEF STAN 91-91/3 about antioxidant additives (additive dose rate cannot be interpreted unless the proportion of hydroprocessed fuel is known). Recipients of Jet A-1 cannot check or demonstrate that fuel complies with Check List if this information is omitted from refinery Certificates of Quality. Note that "hydroprocessed" includes hydrotreated, hydrofined and hydrocracked. Issue 3 of DEF STAN is introducing an additional requirement to report the volume % of severely hydroprocessed components as part of the lubricity requirement coming into force 1 December 2000.

      Note also that severely hydroprocessed components are defined as petroleum derived hydrocarbons that have been subjected to hydrogen partial pressure of greater than 7000kPa (70bar or 1015psi) during manufacture.

4.    Subject to a minimum of 40(Degree)C, results obtained by method ASTM D56
      (Tag) may be accepted.

5. See footnotes in individual specifications for viscosity limitations on the use of ASTM D4305.

6. MSEP is required only in DEF STAN 91-91/3. Note 6 of that specification states "No precision data are available for fuels containing SDA; if MSEP testing is carried out during downstream distribution no specification limits apply and the results are not to be used as the sole reason for rejection of a fuel".

7. Conductivity limits are mandatory for product to meet this specification but see note 7 in DEF STAN 91-91/Issue 3 for more information.

8. This requirement originates in DEF STAN 91-91/3 and comes into effect 1 December 2000. The requirement to determine lubricity applies only to fuels containing more than 95% hydroprocessed material where at least 20% of this is severely hydroprocessed (see note 3 above) and for all fuels containing synthetic components. The limit applies only at point of manufacture.

      For important advisory information on the lubricity of aviation turbine fuels see Annex B of DEF STAN 91-91/3.

9. Approved antioxidant additives are listed in Annex A.1.4 of DEF STAN 91-91/3, together with the appropriate RDE/A/- Qualification Reference for quoting on refinery Certificates of Quality. Note that the list has been shortened.

10. The approved Metal Deactivator Additive (MDA) appears in Annex A.2.2 of DEF STAN 91-91/3. See also Annex A.2.1 about the need to report thermal stability before and after using when contamination of Jet A-1 by any of the trace metals listed in this Annex is unproven. Note also in A.2.3 that maximum doping at point of manufacture is limited to 2mg/L.

EXPORT MARKETING AND SHIPPING AGREEMENT

11.   Re-doping limits for Static Dissipator additive are:

        Cumulative concentration Stadis 450 (RDE/A/621)5.0 mg/l Original dosage not known: Additional concentration Stadis 450 (RDE/A/621) 2.0 mg/l

NOTE: FOR SALES OF DPK THE JET CHECKLIST SPECIFICATION WILL APPLY WITH THE FOLLOWING EXCEPTIONS:

SMOKE POINT: 20MM MAX

SULPHUR: 0.05%MAX

CHAR VALUE: 20 MAX.

EXPORT MARKETING AND SHIPPING AGREEMENT

PRODUCT: AUTOMOTIVE DIESEL FUEL

Method                        Test                         Specification
------------         ---------------------------------     --------------       ------
ASTM D674            Acid number, strong, mg KOH/g         Nil
ASTM D674            Acid number, total, mg KOH/g          0.50 max.
ASTM D482            Ash % mass                            0.01 max.
ASTM D524            Carbon residue, Ramsbottom on 10%     0.20 max
                     bottoms, % mass
ASTM 4737            Cetane index, calculated              45min.
ASTM D2500           Cloud point, deg C                                         Table
                     Winter
                     Summer
ASTM D1500           Colour, ASTM                          2 max.
ASTM D130            Copper corrosion, 3 hrs @ 100 deg C   1 max.
ASTM 4052            Density @ 15 deg C, kg/l              0.820 - 0.870
ASTM D86             Distillation, 90% recovered, deg C    357 max.
ASTM D93             Flash point, PMCC, deg C              64 min.
ASTM D2274           Oxidation stability, mg/l             25 max.
ASTM D2276           Particulates, mg/l                    3 max.
ASTM D2622           Sulphur, total, % mass                0.5 max.
ASTM D1796           Water and sediment, % vol             0.05 max.
ASTM D445 - IP 71    Viscosity kinematic, mm2 /sec, @ 40   1.9 to 5.0
                     deg C

Notes: Appearance clear and bright rating 1, D4176, Lubricity HFRR 460 Microns max. IP450, Conductivity p/s/m 100 to 450 D 2624

EXPORT MARKETING AND SHIPPING AGREEMENT

Table 3 : Islands Product Codes, Destinations and Cloud Point Limits


IRIS Code        Destination                    Season           Cloud Point      Season Definition
                                                                 (maximum)
AGOIL            Shell Pacific Islands          All Year         15(Degree)C
AGOLA            Lae, Papua New Guinea          All Year         10(Degree)C
AGONC            New Caledonia,                 Summer           10(Degree)C      16 Sep - 15 Mar
                                                Winter           4(Degree)C       16 Mar - 15 Sep
AGOTA            Tahiti                         All Year         10(Degree)C

EXPORT MARKETING AND SHIPPING AGREEMENT

PRODUCT: AUSTRALIAN AUTOMOTIVE DIESEL FUEL

METHOD                         TEST                        SPECIFICATION
----------           ----------------------------------    -------------
ASTM D674            Acid number, strong, mg KOH/g         Nil
ASTM D674            Acid number, total, mg KOH/g          0.50 max.
ASTM D482            Ash % mass                            0.01 max.
ASTM D4530           Carbon residue, Ramsbottom on 10%
                     bottoms, % mass                       0.16 max
ASTM 4737            Cetane index, calculated              46 min.
ASTM D2500           Cloud point, deg C                    See table
                     Winter
                     Summer
ASTM D1500           Colour, ASTM                          2 max.
ASTM D130            Copper corrosion, 3 hrs @ 100 deg C   1 max.
ASTM 4052            Density @ 15 deg C, kg/l              0.820 - 0.860
ASTM D86             Distillation, 90% recovered, deg C    357 max.
ASTM D93             Flash point, PMCC, deg C              64 min.
ASTM D2274           Oxidation stability, mg/l             25 max.
ASTM D2276           Particulates, mg/l                    3 max.
ASTM D2622           Sulphur, total, % mass                0.05 max.
ASTM D1796           Water and sediment, % vol             0.05 max.
                     Viscosity kinematic, mm2 /sec, @ 40
ASTM D445 - IP 71    deg C                                 1.9 to 4.5

Notes: Apearance clear and bright rating 1, D4176, Distillation 10% recovered Report, 50% recover Report, Lubricity HFRR 460 Microns max. IP450, Filterability 1.2 max D2068, conductivity psm 100 to 450 D 2624

EXPORT MARKETING AND SHIPPING AGREEMENT

24.10 DIESEL CLOUD POINT TABLES

24.11 TABLE 1 : SUPPLY POINTS

IRIS         AIP                            SUPPLY POINTS
-----        ---      -------------------------------------------------------------
LSDAC        AUC      Adelaide, (Darwin for Alice Springs and Yulara)
LSDAN        AUN      Broome, Wyndham, Darwin, Gove, Groote Eylandt, Weipa, Karumba
LSDNS        NSW      Newcastle, Sydney
AGOQC        QC       Gladstone, Mackay
AGOQN        QFNE     Cairns
AGOQS        QS       Brisbane, Bundaberg
AGOQT        QCN      Townsville
LSDSA        SAS      Adelaide, Port Lincoln, Port Pirie
LSDTS        TAS      Devonport, Hobart
LSDVC        VIC      Melbourne, Geelong
LSDVW        VIC      Geelong winter
AGOWC        WAC      Dampier, Port Hedland
AGOWS        WAS      Geraldton, Perth, Fremantle, Albany, Esperance

EXPORT MARKETING AND SHIPPING AGREEMENT

Table 2 : Cloud Point Limits

IRIS         Jan   Feb    Mar    Apr   May    Jun   Jul  Aug     Sep     Oct      Nov    Dec
----         ---   ---    ---    ---   ---    ---   ---  ---     ---     ---      ---    ---
LSDAC        15    10      5      2     1      1     1    4        7      11       14     15
LSDAN        15    15     12      9     8      8     8    10      14      15       15     15
LSDNS         9     5      2      0    -1     -1    -1     0       2       5        7      9
AGOQC        15    12      7      4     2      2     2     4       7      12       15     15
AGOQN        15    15     12      7     7      7     7     9      12      15       15     15
AGOQS        11     7      3      0    -1     -1    -1     0       2       7        9     13
AGOQT        15    15     11      7     6      6     6     8      11      15       15     15
LSDSA         8     6      4      2     1      1     1     2       4       5        6      9
LSDTS         3     1     -1     -2    -3     -3    -3    -3      -1       0        2      3
LSDVC         9     6      3      1     0      0     0     1       2       4        6      8
LSDVW         9     6      3     -1    -2     -2    -2     1       2       4        6      8
AGOWC        15    15      9      6     5      5     5     7      11      15       15     15
AGOWS         6     6      6/0    0     0      0     0     0       0/6     6        6      6

EXPORT MARKETING AND SHIPPING AGREEMENT

MARINE DIESEL OIL

Method                       Test                   DMC Specification
-----------------      --------------------------   -------------------

ASTM D1298 or          Density @ 15 deg C kg/l         0.920 max.
D4052
ASTM D445               Kinematic viscosity at 40
                        deg C cSt                      14.0 max.
ASTM D93                Flash point deg C              64 min.
ASTM D97                Pour point deg C               24 max. (RMB-10)
ASTM D4294              Sulphur content, % mass        2.0 max.
ASTM D189               Concarbon % mass               2.5 max.
ASTM D482               Ash content % mass             0.05 max.
DIN 51 790              Vanadium PPM                   100 max.
ASTM D5708 95A          SI + AL PPM                    25 max.
ASTM D4176 / D473       Water & sediment %             0.3 max

Notes:

Predicted specifications calculated using Kutubu as feed

*       Pour point suppressant used to make specification

*       Refinery will target 16 max if required

**      Also makes specification by addition of suppressant

***     Product will be processed to meet specification if required

EXPORT MARKETING AND SHIPPING AGREEMENT

EXPORT MARKETING AND SHIPPING AGREEMENT

GRADE: LSWR

TYPE                         STRAIGHT RUN                METHOD
------------------------     ------------                ------
IBP:                         280deg c min                 D86
Flash Point:                 65 deg C min                 D93
Density:                     0.93 max                     D1298
Sulphur:                     0.2% max                     D1522/4294
Water:                       0.5% max                     D95
Sediment:                    0.10% max                    D473
Ash                          0.05% max                    D482
Conradson Carbon Residue     4.5% max                     D524
Pour Point                   48degC max.

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SCHEDULE 3

CONDITIONS OF PURCHASE BY THE MARKETER

DEFINITIONS

In addition to the definitions in Clause 1 of the Agreement, the following definitions apply in this Schedule unless the context otherwise requires:

ACCEPTED QUANTITY means the quantity (plus or minus 5% operational tolerance) of Product agreed upon between Marketer and Exporter pursuant to Condition 8.2 hereto;

AGREED ARRIVAL DATE means the 3-day period entirely within the Date Range, ALDR-3, in which the Marketer shall present its Tanker for loading at the Moorings for a lifting;

API means American Petroleum Institute;

ASTM means American Society for Testing and Materials;

ASTM STANDARDS means the standards, practices, tests, methods, classifications, guides, terminology, measurement tables, procedures and specifications (in so far as they do not conflict with the Specifications) published by the American Society for Testing and Materials (http://www.astm.org/), as revised from time to time.

BARREL ( bbl) means a volume of 42 US standard gallons at 60(degree)F;

BILL OF LADING DATE has the meaning given in Condition 5.1 hereto;

BILL OF LADING means a clean, full set of bills of lading in the form requested by Marketer issued by Exporter for the Product loaded into Marketer's Tankers as proof of delivery of the Product;

CONDITIONS OF PURCHASE means these terms and conditions for the sale and purchase of Product, and shall form part of the Agreement;

DATE RANGE has the meaning the period during which a lifting of Product is intended to occur;

ETA means estimated time of arrival;

IP means Institute of Petroleum;

LIBOR means the Interbank Offering Rate for one month as quoted by Royal Bank of Scotland PLC, in effect at or about 10:00 am New York time on the due date, or if not quoted on the due date, the last date it is quoted immediately prior to the due date of payment for the amount and period overdue;

MOPS means Mean of Platt's Singapore.

MOORINGS means the facilities for mooring Tankers at the Port of Loading.

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EXPORT MARKETING AND SHIPPING AGREEMENT

NOMINATED QUANTITY means the quantity of Product nominated by Marketer for lifting pursuant to Condition 8.2(a) hereto;

NOTICE OF READINESS means the notice given to Exporter's Representative by the master of the Tanker that the Tanker has arrived at the anchorage designated by Exporter and is ready in all respects to enter the Moorings and that the Tanker has received all clearances required by applicable laws or regulations including, without limitation on the foregoing, clearances from Customs and Health Authorities;

OTHER PARTY means an Entity other than Marketer and Exporter;

OWNING PARTY has the meaning given in Clause 22 of the Agreement;

PLATTS means the Price Reporting arm of Standard and Poor's, New York, United States of America.

1.    GENERAL CONDITIONS APPLYING

In relation to a supply of Product made, that Product will be supplied and delivered by the Exporter and purchased and taken by the Marketer (and for the purposes of construing any inconsistent terms or conditions relating to that supply, to the extent of that inconsistency the following order of priority will apply):

      (a) where the parties specifically intend to derogate from terms and conditions determined under this Agreement, as may be agreed between the parties in writing (including any agreed terms made under a delivery instruction or a purchase order;

      (b)   in accordance with the conditions set out in this Schedule; and

      (c)   in accordance with Incoterms 2000.

2.    CARGO QUANTITY

For the purposes of this Agreement the total quantity of such Export Products shall not exceed 90,000 metric tonnes in any rolling three-month period.

Products are to be delivered by Exporter to Marketer in cargo quantities as follows:

      |-|     LPG Mix -            1,000 to 1,400 metric tonne shipments.

      |-|     Butane -             1,000 to 1,400 metric tonne shipments.

      |-|     ULP91RON -           2,000 to 4,000 metric tonne shipments.

      |-|     JET A1 -             1,000 to 8,000 metric tonne shipments.

      |-|     0.05% Sulphur Gasoil - 4,000 to 30,000 metric tonne shipments.

      |-|     MDO - 4,000 to 10,000 metric tonne shipments.

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EXPORT MARKETING AND SHIPPING AGREEMENT

      |-|     LSWR - 4,000 to 12,000 metric tonne shipments.

      Exporter will endeavour to accommodate Marketer's requests to co-load above quantities with a second and or a third Product so that Shell can co-load and ship as an economical cargo quantity. Exporter shall also endeavour to accommodate cargo nominations for quantities outside the above ranges.

3.    DELIVERY TITLE RISK

3.1   DELIVERY

Exporter shall supply and Marketer shall receive each lifting of Product FOB the Tanker at the Delivery Point.

3.2   TITLE

All title risk and property in respect of each shipment of Product hereunder shall pass from Exporter to Marketer at the Delivery Point.

3.3   WARRANTY OF TITLE

Exporter hereby irrevocably undertakes and warrants that Exporter has at all times, including but not limited to the time of delivery of the Product and cargo (and the passing of their risk and property) in accordance with the Agreement herein, full, unencumbered and indefeasible title to the Product and cargo delivered to Marketer under the Agreement and further has the full right and authority to transfer title to such Product and cargo and to effect delivery of same to Marketer.

4.    PRODUCT PRICE

4.1 Marketer shall pay to Exporter for each barrel of Product delivered FOB hereunder as follows:

i. Sales under Term Contracts at the Contract Price approved by Exporter pursuant to Clause 12.

ii. Spot Purchase of Excess Product (including purchases for Shell Group's own system) at the Nominated Price; or

iii. at the Floor Price for that Product (excluding 0.05%S Gasoil) or the Lower Floor Price for Gasoil 0.05%S if no nomination was made; or

iv. at the actual realised FOB Effective Netback Price for a prompt cargo as specified in Clause 15(j);

Less the appropriate commission payable by Exporter to Marketer under Clause 16 of the Agreement.

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EXPORT MARKETING AND SHIPPING AGREEMENT

4.2   PERIOD FOR PRICING QUOTATIONS

The relevant pricing period for Mean of Platt's Singapore (MOPS) quotations for the calculation of price payable by Marketer shall be as follows:

a. For purchases at the Floor Price or Lower Floor Price: the simple average of [deleted for confidentiality] consecutive quotes prior to Bill of Lading Date, the quote prevailing on the Bill of Lading Date and [deleted for confidentiality] consecutive quotes immediately after the Bill of Lading Date where Product is purchased by Marketer at Floor Price or Lower Floor Price. In the event that there is no quotation effective for the Bill of Lading Date, then the applicable quotations shall be [deleted for confidentiality] days immediately proceeding and [deleted for confidentiality] days immediately following the Bill of Lading Date.
b.    For Term Contracts: [deleted for confidentiality].

c.    For purchases of Excess Product [deleted for confidentiality]t.

4.3   CESSATION OR INTERRUPTION OF PRICE QUOTATIONS

Marketer shall pay to Exporter for each barrel of Product delivered hereunder at the Product Price stated in the Agreement, provided that if the relevant pricing quotations are interrupted or cease to be published then Marketer and Exporter shall meet and use their best endeavours to select an appropriate alternate price quotation to be used to determine the Product Price and if the Parties fail to agree upon an alternate price quotation, the Product Price shall be calculated in accordance with the mechanism set out in Condition 6.2(b) hereto.

4.4   PRICE ROUNDING

In determining the Product Price, fractions of a dollar are to be rounded to the nearest 3 decimal places.

5     BILL OF LADING

5.1   BILL OF LADING DATE

The Bill of Lading Date shall be the day on which the particular lifting is completed and Exporter's loading hose is disconnected.

5.2   LOST BILL OF LADING

If Marketer does not receive a full set of clean, original Bills of Lading in the form requested by Marketer in its documentary instructions, or they contain any inaccuracies, or if they are not received at all, whether as a result of an act or omission of Exporter, Exporter's Representative or the terminal operator, Exporter shall:

a.    re-affirm the warranties contained in Condition 3.3; and

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EXPORT MARKETING AND SHIPPING AGREEMENT

b. irrevocably and unconditionally indemnify Marketer and hold Marketer harmless against any claim made against Marketer by any person as a result of breach by Exporter of any of the warranties set out in Condition 3.3, and all loss, costs (including, but not limited to legal costs), damages, and expenses which Marketer may suffer, incur or be put to as a result of Exporter's failure to deliver the Bill of Lading in accordance with the Agreement. This Indemnification shall be in the form of a Letter of Indemnity as shown in Appendix "A".

The indemnity contained in Condition 5.2(b) shall terminate upon delivery to and acceptance by Marketer, of the full set of clean original Bills of Lading or a full clean replacement set of Bills of Lading.

6     PAYMENT TERMS

6.1   INVOICE FOR LIFTINGS

Exporter or Exporter's Representative shall provide to Marketer, the Exporter's invoice and such documents including but not limited to the full set of clean original Bills of Lading, certificate of origin, certificate of quality and quantity as are reasonably requested by Marketer for each cargo of Product delivered hereunder.

Each invoice shall show:

i.    the total quantity of Product lifted by Marketer at such lifting;

ii.   the total sum claimed to be due and owing to Exporter;

iii.  bank and account details for Exporter.

6.2   TIME AND METHOD OF PAYMENT

a. Subject to other provisions of this Condition 6.2, Marketer shall make payment in United States currency by telegraphic transfer to the Exporter's bank and to the account as directed in Exporter's invoice free of all charges and without set off, discount, deduction or counter-claim not later than 30 calendar days after the Bill of Lading Date where the Bill of Lading Date shall count as day zero.

b. In the event that, at any time from the commencement of this Agreement, there is a material change to the methodology of calculating components in the price formula by the reporting services in Condition 4, for example the premia reported by Platts, or if any of the reporting service assessments used as components in the price formula are discontinued, the Parties shall agree a suitable replacement marker. Should the Parties fail to agree on a replacement, an independent expert shall be mutually agreed upon to identify a replacement.

c. Subject to any direction to the contrary specified in an invoice, payments that come due on a Sunday or Monday bank holiday in New York shall be made on the following banking day.

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EXPORT MARKETING AND SHIPPING AGREEMENT

      Payments that come due on a Saturday or any other bank holiday, except one falling on a Monday, in New York shall be made on the preceding banking day.

d. All bank charges incurred at Exporter's bank shall be for Exporter's account. All bank charges incurred at Marketer's bank shall be for Marketer's account.

Exporter shall make reasonable endeavours to ensure that all documents required for payment are sent to Marketer no later than 3 working days prior to the payment due date failing which payment shall be made 3 working days after receipt of such requisite documents by Marketer.

6.3   INTEREST REIMBURSEMENT AND INTEREST ON LATE PAYMENTS

a. For any shipment above 20,000 metric tonnes, Exporter may, upon giving written notice to Marketer and subject to Marketer's written consent, which shall not be unreasonably withheld, to be given prior to that shipment's Bill of Lading Date, request for payment to be made earlier than 30 days after the Bill of Lading Date as specified in Condition 6.2(a) on a revised payment date, but no earlier than 5 days after the Bill of Lading Date. Exporter shall pay early payment interest to Marketer for the period from the revised payment date until 30 days after the Bill of Lading Date at LIBOR plus [deleted for confidentiality] per annum calculated on a daily basis.

b. If payment is not made by Marketer within the times as required herein, then interest shall be paid on the overdue amount from the due date until the date of payment at LIBOR plus [deleted for confidentiality] per annum calculated on a daily basis.
6.4     SET-OFF POLICY

Whenever under this Agreement any sum of money payable by either party remains unpaid for a period of 30 or more days after receipt of written request for payment, the unpaid sum may be deducted from any sum due from the debtor Party to the other Party, provided the amount Set-Off is not in dispute (i.e. the Party entitled to receive the unpaid amount) under this Agreement. Exercise by either Party of its rights under this Clause 6.4 shall be without prejudice to any other rights or remedies available to such Party under this Agreement, or otherwise howsoever, at law or in equity.

7     LIFTING CRITERIA

7.1   ESSENTIAL CRITERIA

a. Marketer shall arrange the liftings based on information provided by Offtake Coordinator pursuant to Condition 8.1. For this purpose Offtake Coordinator Marketer, and Exporter will mutually endeavour to ensure liftings are scheduled to ensure Product in storage at the Product Storage Tank does not reach tank tops or refinery production is not reduced to avoid potential tank tops.

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EXPORT MARKETING AND SHIPPING AGREEMENT

b. Marketer shall use all reasonable efforts to ensure that during any month, liftings shall occur no later than 3 days prior to forecast tank tops.

c. The above allowances may be varied as advised by Offtake Coordinator from time to time.

8     SCHEDULING, TANKER NOMINATION AND LOADING

8.1   PRODUCTION FORECASTS

Further to the responsibilities of Offtake Coordinator (pursuant to Clause 10 of the Agreement), the Offtake Coordinator will provide the information specified in Clause 10, which shall provide a framework for Nominations.

8.2   NOMINATION PROCEDURES - DATE RANGES AND QUANTITIES

Marketer will nominate for Product liftings in accordance with Clause 15 of this Agreement.

a. By the 15th day of Month x Offtake Coordinator will advise an indicative 7-day window for liftings nominated and accepted into a Firm Program for the Delivery Period.

b. On or before the 43rd day prior to the middle day of the indicative 7 day window for liftings in the Delivery Period, Exporter will user its best endeavours based on Offtake Coordinator's forecast production to provide a 7 day date range for the next lifting.

c. Pursuant to paragraph b above, the 7-day window shall be referred to as the accepted 7-day loading date range (ALDR-7), and quantities nominated by Marketer and agreed to by Exporter shall become `Accepted Quantity'.

d. No later than 33 days prior to the first day of the ALDR-7, Exporter must narrow this range to a five-day loading window which (unless parties mutually agree otherwise) shall fall fully within the ALDR-7. Marketer may also renominate the quantity to be lifted in accordance with limits set in Condition 2 above, provided the resulting forward Offtake program remains feasible for the Exporter to perform, or else provided such quantity changes are accompanied by adjustments to the timing of subsequent ALDRs as necessary. Any such adjustments shall be mutually agreed and confirmed in writing. Such 5 day Date Range shall be referred to as the accepted 5 day loading Date Range (ALDR-5).

e. No later than 23 days prior to the first day of the ALDR-5, Exporter shall further narrow this range to a three-day loading window, which shall be referred to as the final accepted loading Date Range, "stem", or ALDR-3. The ALDR-3 shall fall fully within the previously advised ALDR-5 range unless the Parties mutually agree otherwise.

Exporter is aware that the above notice periods are required to permit Marketer to plan advance sales and to commit to chartering acceptable Offtake Tankers in a timely and responsible manner.

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EXPORT MARKETING AND SHIPPING AGREEMENT

In the event that Marketer is obliged to charter a suitable Tanker earlier than 23 days prior to the ALDR-3 notification by Exporter, due to limited supply of quality Tankers, then the ALDR-3 shall be deemed to be the first three days of the ALDR-5 unless otherwise agreed by the Parties. The Marketer shall notify the Exporter in such events.

8.3   NOMINATION AND VERIFICATION OF TANKER

a. No later than 15 days before the first day of the Date Range (ALDR-3), Marketer shall nominate to Exporter or Exporter's Representative, the Tanker to be used by Marketer.

b. Exporter shall advise Marketer within 24 hours of such nomination of Exporter's acceptance or rejection of Marketer's Tanker nomination.

c. Marketer shall ensure that all Tankers nominated, and each Tanker arriving at the Moorings for loading, shall comply with the specifications set out in the Port Regulations and appropriate marine facility/jetty guidelines.

d. Without limitation to Marketer's obligations pursuant to Condition 8.3(c), Marketer shall provide to Exporter or Exporter's Representative appropriate documentation to enable Exporter or Exporter's Representative to verify compliance with the Port Regulations and appropriate marine facility/jetty guidelines at the time of nomination of the Tanker, provided that if Marketer is not able to supply such documentation, Marketer shall at the time of confirmation provide a notice of compliance to Exporter or Exporter's Representative, in a form acceptable to Exporter, which acceptance shall not be unreasonably withheld.

8.4   TANKER SUBSTITUTION

No later than 3 working days prior to the first day of the relevant Date Range (ALDR-3) Marketer may nominate a substitute Tanker which meets all the requirements of the Port Regulations and appropriate marine facility/jetty guidelines, and Exporter shall advise of acceptance or rejection of that Tanker within 24 hours of receiving such nomination from Marketer.

8.5   TANKER ARRIVAL

a. Marketer shall use reasonable endeavours to present its Tanker for loading at the Moorings within the ALDR-3.

b. If, due to an event of Force Majeure, the Tanker is not presented within ALDR-3 ready to receive the Nominated Quantity of Product or is so presented but ceases to be able to lift the Nominated Quantity then the Parties shall negotiate in good faith to try to agree on alternative arrangements.

8.6   NON-COMPLIANCE WITH TANKER SPECIFICATIONS

Notwithstanding Condition 8.3, Exporter shall not be obliged to load any Tanker that does not comply with the specifications of the Port Regulations. In addition, and without liability, Marketer

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shall provide access and other assistance to enable Exporter to inspect the
Tanker and any relevant documentation upon its arrival at the Moorings to ensure the Tanker complies with any Port Regulations and appropriate marine facility/jetty guidelines which, the intention being, shall be no more onerous than other regulations in effect at comparable Australian ports.

9     BERTH AND LOADING

9.1   SAFE BERTH

Exporter shall provide, or cause to be provided to Marketer a safe berth at the Moorings as described in the Port Regulations.

9.2   ALLOWED LAY-TIME.

The Exporter shall be allowed thirty-six (36) hours, Sundays and public holidays included, as lay-time within which to load the Accepted Quantity for each lifting hereunder:

i.    for Product parcels in excess of 24,500 metric tons.

ii. for Product parcels co-loaded with other products at the InterOil Facilities, the allowed lay-time will apply for the combined nominated quantity subject to the Marketer's Tanker being able to co-load with out delay; and

iii.  for Product parcels smaller than 24,500 mt loaded stand-alone.

iv. For Product parcels smaller than 24,500 mt loaded on an MR size Tanker, the allowed lay-time will equal 36 hours multiplied by the ratio of the actual cargo loaded and 24,500 mt, but in any event will not be less than 24 hours.

9.3   COMMENCEMENT OF LAY-TIME OR DEMURRAGE.

i. If the Tanker arrives during ADLR-3, lay-time or time on demurrage shall commence upon arrival in berth or when six (6) hours has expired following tendering of a Notice of Readiness, whichever occurs first. Arrival in berth shall mean the Tanker being all fast alongside the berth.

ii. If the Tanker arrives before the first day of the ADLR-3 and tenders NOR before such date, Lay-time or time on demurrage shall not commence until the Tanker is all fast in the berth or at 0600 hours local time on the first day of the ADLR-3 whichever is earlier.

iii. If the Tanker arrives after the end of the ADLR-3, Lay-time shall commence upon arrival in berth, that is, all fast.

Lay-time or, if the Tanker is on demurrage time on demurrage, shall continue until all cargo hoses have been disconnected upon final termination of loading.

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9.4   LAY-TIME AND DEMURRAGE EXCLUSIONS.

Any delay or time consumed due to any of the following shall not count as lay-time or, if the Tanker is on demurrage, as time on demurrage.

1. On an inward passage moving from anchorage or other waiting place, including but not limited to awaiting daylight, tide, tugs or pilot from the time Tanker weighs anchor until Tanker is all fast in berth.

2. By reason of local law regulations or intervention by local authorities including awaiting customs and immigration clearance and pratique, or due to Tanker owner or Tanker Operator or local authority prohibiting loading at night.

3. In any deballasting or handling of slops, cleaning of tanks, pumps, pipelines, bunkering, or for any other purposes of the vessel only unless same is carried out concurrent with loading of Product such that no loss of time is involved.

4. Due to overflow, breakdown, inefficiency, repairs or other conditions whatsoever attributable to the vessel, such that the Tanker is unable to receive the shipment at a rate consistent with being able to accept 150psi pressure at the ship's manifold over the total period taken for the loading.

5.    Due to Tanker being in breach of Port Regulations.

6. Due to vessel fire or explosion, labour dispute, strike go slow, work to rule, lockout, stoppage or restraint of labour involving the master, officers or crew of the Tanker.

7.    Due to awaiting cargo documentation instructions from the Marketer.

8. Due to delay in or suspension of loading directed by the Exporter due to an unsafe condition of the Tanker. (The Marketer will exercise due diligence to arrange re-berthing and recommencement of loading promptly once the Tanker's deficiency has been corrected and the time period of exclusion will be that period between the time of cargo delivery hose disconnection and cargo hose reconnection).

9. Due to any other delay sought or caused solely by the Marketer, Tanker owner or Tanker operator for Tanker purpose.

10. Due to escape or discharge of Oil, containment or clean-up of an Oil Spill or grave and imminent danger of the same which creates or would create a serious pollution damage on or from the Tanker.

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9.5   LAY-TIME AND DEMURRAGE INCLUSIONS

Time spent or lost due to any of the following shall count as lay-time, or if the Tanker is on demurrage as time on demurrage:

1. Any delay to the Tanker after the expiration of six (6) hours from NOR before arrival in berth or any delay to the Tanker after arrival in berth due to fire, explosion, strike, lock-out or stoppage of labour, breakdown of machinery or equipment in or about the InterOil Facilities or unavailability of cargo or unavailability of berth unless Force Majeure is declared by the Exporter in accordance with Clause 18 of this Agreement.

2. Due to any other delay solely for the Exporter or InterOil Facility's purposes.

9.6   LAY-TIME AND DEMURRAGE INCLUSIONS AT HALF RATE.

Any delay lost due to weather or an event of Force-Majeure shall count as lay-time or time on demurrage and if such demurrage is incurred, demurrage shall be paid at half the rate specified in this Agreement.

10    DEMURRAGE

a. The Exporter shall be liable for demurrage costs for time on demurrage to the extent that the time period between commencement and termination of lay-time, or if the vessel is on demurrage, time on demurrage, less any exclusions defined in Condition 9.3 exceeds the allowed lay-time specified in Condition 9.2

b. Exporter shall pay to Marketer demurrage, as determined in (a) above at the rate per day (or pro rata for part of a day) equal to the actual demurrage rate payable by Marketer to the Tanker owner pursuant to the charter party between Marketer and the Tanker owner or if the Tanker is time-chartered, a rate that was agreed between Exporter or Exporter's Representative and Marketer at the time the Tanker was nominated or accepted for the lifting.

c. The demurrage claim determined in accordance with this Condition 10, shall be agreed no later than three months from the date documents supporting such claim are sent to Exporter. Payment for demurrage claims must be paid no later than one month from the date of such agreement.

      In the event of a delay beyond either of these deadlines (which aggregate period shall not under any circumstances exceed 4 months unless otherwise agreed in writing,) late payment interest shall be payable (at the rate defined in the payment clause) on the full demurrage amount agreed or if not so agreed, then claimed by Marketer, from the deadline and paid with final settlement.

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      Marketer shall submit to Exporter within 90 days of the Bill of Lading
      Date, the Marketer's demurrage claim together with a copy of the charter party.

d. Other than for demurrage and for deadfreight as specified in this Condition 10, Exporter shall not be liable for any other losses or damages, direct or indirect, which Marketer may suffer as a result of the Tanker not being loaded within the Laytime.

11    DEADFREIGHT

In the event the Exporter is unable to load 95% of the Accepted Quantity in ADLR-3 without incurring demurrage due to shortage of available quantity, the Exporter shall compensate Marketer for any demurrage waiting for available cargo as per above. Alternatively, subject to Marketer's and Exporter's agreement, Exporter may short-load Tanker and pay associated deadfreight charges to Marketer. Marketer and Exporter agree to act in good faith to identify and choose the more cost effective means (between demurrage and deadfreight) to mitigate costs to Exporter associated with cargo shortage. Notwithstanding such identification of the more cost effective means, it is recognised that Marketer may not intentionally be able to delay Tanker beyond ADLR-3 to await loading of 95% of Accepted Quantity. Should this be the case, mutual agreement between Marketer and Exporter is not required as contemplated above and Marketer can order Tanker to sail with deadfreight after Laytime has been fully spent with such actual deadfreight cost being reimbursed by Exporter. Exporter is not liable to pay deadfreight if due to Force Majeure.

12    ACCEPTANCE OF PORT REGULATIONS

The Exporter shall provide Marketer with a full and complete set of the Port Regulations and Exporter's marine facility operational requirements once these have been finalised, for Marketer's review and acceptance.

Marketer shall cause copies of the same to be provided to the owners and the Master of the Tanker nominated and accepted under Condition 8.3 or the Regulations or, if applicable, substituted pursuant to Condition 8.4. Marketer shall use all reasonable endeavours to ensure that the Master and the owners of the Tanker comply in all respects with the requirements set out in the Port Regulations and Exporter's marine facility guidelines and operational requirements; such regulations and requirements not to be more onerous than those applicable to loading from oil refineries in Australia.

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13    MARKETER'S TANKER ARRIVES LATE AND CAUSES POTENTIAL TANK TOPS OR TANK

      TOPS

a. Where Marketer's Tanker is or will be late for the Agreed Loading Date Range (ALDR-3) and in Exporter's reasonable opinion this is likely to directly cause production at the InterOil Refinery to be curtailed, then Exporter may request Marketer to use an alternative acceptable Tanker capable of arriving within Agreed Arrival Date to avoid reaching terminal tank-tops.

b. If Marketer's Tanker has not arrived prior to three days before tank tops, and Exporter can find an alternative buyer with a suitable tanker at short notice, Exporter can sell a marketable quantity of Product sufficient to make ullage for Product production prior to late arrival of Marketer's Tanker.

c. If action taken in (b) is unable to alleviate the potential tank tops and shut-in is unavoidable, Exporter can then take further action to minimise impact on production at the InterOil Refinery by the late arrival of Marketer's Tanker. Such action may include reducing production or shutting down the InterOil Refinery partially or completely and/or selling the full nominated quantity to a third Party buyer (latter action must in all scenarios be preceded by consultation with, and formal notification of specific intent to Marketer).

d. As a consequence of Marketer's Tanker arriving late and causing Exporter to take action to avoid shut in by selling Product to a third Party, and provided such late arrival occurs as a consequence of Marketer's Gross Negligence, Marketer shall pay Exporter direct damages equal to Exporter's direct incremental costs, for arms length transactions, for alternative sale of Product being an amount representing the difference between the actual FOB equivalent price received for such Product and the price that would have been payable in sale to Marketer.

e. Exporter shall act in good faith and use its reasonable endeavours to minimise the costs and losses and provided further in each case that evidence in reasonable detail in support of Exporter's claim for reimbursement of each such cost or loss shall be furnished to Marketer;

f. Where the Marketer's Tanker fails to tender a valid notice of readiness within the relevant Agreed Arrival Date, then for any resultant production quantities curtailed by Marketer's Tanker arriving after such loading Date Range owing to reasons other than Force Majeure, Exporter may short-load Marketer's Tanker to the extent of the quantities curtailed but only to the extent required to avoid impact on the volume of subsequent loadings. Marketer shall be entitled to verify the above amounts and information and for this purpose, Exporter shall provide such co-operation and assistance as Marketer may reasonably require

g. Payments associated with this Condition 13 will be due 30 days after Exporter submits fully documented details of claim to Marketer.

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h.    Notwithstanding Clause 19(b) of the Agreement in the event that the
      Marketer is liable to the Exporter for breach of Condition 13 due to the late arrival of Marketer's Tanker arising from Marketer's Gross Negligence, Marketer shall, in addition to the direct damages under Condition 13(d), be liable for any consequential, indirect or special loss, including loss of profit, based on lost refining and marketing margin due to any reduced refinery throughput. Marketer's total liability to the Exporter under this Condition 13, and in respect to a Tanker loading Naphtha as well as Product under this Agreement, shall be limited to a maximum of United States Dollars [deleted for confidentiality] per day (whether in this Agreement or any other agreement in respect of the same Tanker loading this or any other cargo).

14    QUANTITY/QUALITY DETERMINATION

14.1  PRIMA FACIE CONCLUSIVE

The quantity and quality of the Product in each shipment shall be determined by measurement, sampling and testing in accordance with internationally recognised industry standards at the InterOil Facilities loading terminal by an independent inspector appointed by the Marketer but acceptable to the Exporter. The determinations of such independent inspector, in the absence of fraud or manifest error, shall be final and binding upon both Parties. The original cargo suppliers shall prepare and sign certificates as to the quantity and a certificate as to the quality of the oil loaded upon completion of loading of the cargo. Such certificates shall be countersigned by the independent inspector to signify his agreement with the figures stated therein. Exporter or Exporter's Representative shall advise Marketer by telex, cable or facsimile of the quantity and quality recorded on such certificates as soon as possible after completion of loading of the cargo. The costs of such independent inspection shall be shared equally between Exporter and Marketer.

A sufficient quantity of the relevant representative samples shall be correctly taken at the loading terminal and kept in accordance with internationally recognised methodology and practice. The samples, so obtained will be retained by Exporter for at least one hundred and twenty (120) days after loading unless otherwise required or a dispute arises in connection therewith, in which event such samples shall be retained for as long as the Parties require.

14.2  NOTIFICATION OF CLAIMS

Any claims as to shortage in the quantity or defects in the quality of Product loaded into the Tanker shall be communicated to Exporter or Exporter's Representative immediately after such shortage or quality defects are discovered. Such communications shall be followed by a formal written notice of claim with all necessary details to properly process the claim. If no notification or formal written notice of claim is received within 70 days from the date of the occurrence of the claim, such claims shall be deemed to have been waived.

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14.3  QUALITY SPECIFICATIONS

Product delivered by Exporter to Marketer shall conform with the agreed specification for that Product as per Schedule 2.

15    POLLUTION

15.1  POLLUTION INSURANCE

The Marketer shall ensure that each Tanker arranged by Marketer shall, all at no cost to Exporter:

a. have on board all certificates of currency of insurance and financial responsibility in respect of oil pollution necessary for the required voyage, such as, but not limited to a certificate of insurance required under the International Convention on Civil Liability for Oil Pollution
      Damage:

b. the Tanker owners shall be members of the International Tanker Owners Pollution Federation Limited; and

c. maintain with respect to the Tanker the standard level of oil pollution liability insurance available from the International Group of P&I Clubs on the date such Tanker is accepted, and the standard level of excess oil pollution liability insurance available through market underwriters on such date currently USD one billion.

15.2  POLLUTION AT SEA

      (a) The Marketer shall exercise all reasonable diligence to prevent any pollution of the sea or any other environment.

      (b) The Marketer shall comply with all the applicable laws, rules, regulations and conditions relating to pollution, and shall ensure (except to the extent legally permitted) that no trash, waste, oil, bilge water or other pollutants will be discharged or allowed to escape into the sea.

16    TAXES, DUES, DUTIES, IMPOSTS

16.1  PORT CHARGES.

Any wharfage, harbour dues port charge, pilotage, line launches, tugs or similar charges (collectively "port charges") levied at the InterOil Facilities in respect of Product exported by the Marketer whether chargeable on the cargo loaded or on the Tanker shall be for the account of Marketer, unless the Parties agree otherwise in writing.

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16.2  NEW IMPOSTS

Subject to Condition 16.1, in the event any additional tax, dues, duty or impost is levied at the InterOil Facilities in respect to Products bought by the Marketer whether chargeable on the cargo loaded or on the Tanker, the Parties shall as soon as reasonably practicable meet to agree on the responsibility for payment of the levy, and failing agreement, such additional levy will be shared equally, by the Exporter and the Marketer.

17.   ADDITIONAL CONDITIONS

The following shall be as per the Export Marketing and Shipping Agreement main terms:-

   17.1 Force Majeure shall be as per Clause 18;

      17.2 Governing law shall be as per Clause 1.5;

      17.3 Waiver shall be as per Clause 1.6;

      17.4 Assignment shall be as per Clause 21;

      17.5 Confidentiality shall be as per Clause 22;

      17.6 Dispute Resolution shall be as per Clause 23;

      17.7 Notice and Representative s shall be as per Clause 20.

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APPENDIX "A"

FORMAT OF LETTER OF INDEMNITY TO BE USED

FROM:   EP InterOil, Ltd. incorporated in the Cayman Islands of Ugland House,
South Church Street, Georgetown, Grand Cayman, Cayman Islands, British West Indies.

TO:   SHELL INTERNATIONAL EASTERN TRADING COMPANY, owned by Shell Eastern
Trading Pte Ltd

IN CONSIDERATION of your paying for the cargo of _________________________________U.S. Barrels/Metric Tons of (type of crude oil and / or product) _________________________which sailed from (Port) ___________on (Tanker and date) __________________________________________loaded with such cargo when the (document) _______________________________________for such cargo has not been delivered to you at the time payment is due under our contract dated
______ref:______________________________________________________________.

We hereby warrant to you that at the time property passed as specified under the terms of the above contract we had the right to sell the said cargo to you and we had unencumbered title to the said cargo.

We hereby irrevocably and unconditionally undertake to indemnify you and hold you harmless against any claim made against you by anyone as a result of breach by us of any of our warranties as set out above, and all losses, costs (including, but not limited to costs as between attorney or solicitor and own client), damages, and expenses which you may suffer, incur or be put to which are not too remote as a result of our failure to deliver the above document(s) in accordance with the contract.

This indemnity shall terminate on delivery by us of the aforesaid document(s) and their acceptance by you.

This indemnity shall be governed by and construed in accordance with the laws and legal jurisdiction governing the aforesaid contract and all disputes, controversies or claims arising out of or in relation to this indemnity or the breach, termination or validity hereof not settled by negotiation shall be resolved with the procedure provided in such contract.

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